EXHIBIT 99.1
EXECUTION COPY
$50,000,000
COVAD COMMUNICATIONS GROUP, INC.
COVAD COMMUNICATIONS COMPANY
12% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
6,134,969 SHARES OF COMMON STOCK, PAR VALUE $0.001
PURCHASE AGREEMENT
March 15, 2006

March 15, 2006
EarthLink, Inc.
1375 Peachtree Street, NW
Atlanta, Georgia 30309
Dear Sirs and Mesdames:
     Covad Communications Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to EarthLink, Inc., a Delaware corporation (the “Purchaser”) (i) together with Covad Communications Company, a California corporation (“Operating”), $40,000,000 aggregate principal amount of a 12% Senior Secured Convertible Note due 2011 (the “Note”) in the form attached hereto as Exhibit A and (ii) 6,134,969 shares (the “Primary Shares”) of Common Stock, par value $0.001 (the “Common Stock”). The Note will be convertible into shares (the “Underlying Shares”) of Common Stock.
     The Note, the Underlying Shares and the Primary Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to the Purchaser in compliance with the exemption from registration provided by Section 4(2) under the Securities Act.
     This Purchase Agreement (this “Agreement”), the Note, the Registration Rights Agreement attached hereto as Exhibit B, the Security Agreement attached hereto as Exhibit C, and the Agreement for XGDSL Services attached hereto as Exhibit D (the “Services Agreement”) are collectively referred to herein as (the “Transaction Documents”).
     1. Representations and Warranties of the Company and Operating. The Company and Operating, jointly and severally, represent and warrant to, and agree with the Purchaser that:
     (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as now conducted and proposed to be conducted and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the properties, assets, operations, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or the ability of the Company or Operating to perform any of their respective obligations under the Transaction Documents to which they are a party, other than: (i) changes or conditions in the industry or the industry sector in which the Company and its subsidiaries operate that do not disproportionately affect the Company and its subsidiaries or (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

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     (b) Each subsidiary of the Company (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority to own its property and to conduct its business as now conducted and proposed to be conducted and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
     (c) Except as set forth on Schedule 1(c) attached hereto, all of the issued shares of capital stock, membership interests or partnership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company or one or more of its other subsidiaries, free and clear of all liens, encumbrances, equities or claims.
     (d) The execution, delivery and performance by the Company and Operating of each of the Transaction Documents to which they are a party, and the consummation of the transactions contemplated thereby shall have been duly authorized by all necessary corporate action.
     (e) The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock (of which 10,000,000 are designated as Class B common stock) and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of March 13, 2006, 283,381,574 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. As of March 13, 2006, there were outstanding the following subscription rights, options, warrants, convertible or exchangeable securities or other rights: (A) warrants to purchase up to 6,514,487 shares of Common Stock, (B) options to purchase up to 26,214,538 shares of Common Stock, (C) 3% convertible debentures due 2024 in the amount of $125,000,000 and (D) up to 16,067,077 shares of Common Stock to be issued in connection with the Company’s acquisition of NextWeb, Inc. Except as set forth in this paragraph (e), no shares of capital stock of the Company are authorized, issued, reserved for issuance or outstanding. Since March 13, 2006, the Company has not issued any shares of capital stock (except upon exercise or conversion of the securities set forth above or otherwise pursuant to the rights and obligations set forth above), nor any securities exchangeable for or convertible into any shares of capital stock of the Company. All of the outstanding shares of Common Stock have been validly issued, duly authorized, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.
     (f) The Primary Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and non-assessable, issued in compliance with federal and state securities laws and not subject to any preemptive or similar rights.

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     (g) The Underlying Shares issuable upon conversion of the Note shall have been duly authorized and reserved and, when issued upon conversion of the Note in accordance with the terms of the Note, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.
     (h) This Agreement has been, and each of the other Transaction Documents when executed and delivered will have been, duly executed and delivered by, and, assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, shall be valid and binding agreements of each of the Company and Operating (with respect to such Transaction Documents to which it is a party), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (i) The execution, delivery and performance by each of the Company and Operating, as applicable, of each of the Transaction Documents to which it is party, and the consummation of the transactions contemplated thereby will not (i) violate any provision of any applicable law material to the Company or Operating, (ii) contravene the certificate of incorporation or bylaws of the Company or Operating, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement or other instrument binding upon the Company or any of its subsidiaries that would have a Material Adverse Effect, (iv) violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, or (v) result in or require the creation or imposition of any material liens, encumbrances, equities or claims upon or with respect to any of the properties of the Company or any of its subsidiaries, and no consent, approval, authorization or order of, notice to or filing or qualification with, any governmental or regulatory body or agency or any other third party is required for the execution, delivery and performance by each of the Company and Operating of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, except such as may be required by (w) the American Stock Exchange, (x) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Note and the Primary Shares and (y) Federal and state securities laws with respect to the Company’s obligations under registration rights granted under the Registration Rights Agreement, and except as set forth on Schedule 1(i).
     (j) Neither the Company nor any of its subsidiaries is (i) in violation of any provision of applicable law, (ii) in breach of or default under any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) in violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in each case, to the extent that the violation or breach of, or default under, would not have a Material Adverse Effect.

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     (k) Since January 1, 2005, there has not occurred any event, there does not exist any condition or set of circumstances and there has been no damage to or destruction or loss of any property or asset of the Company and its subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (l) Except as set forth on Schedule 1(l) attached hereto, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject by or before any court, arbitrator or other governmental entity other than proceedings that would not have a Material Adverse Effect.
     (m) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to so possess would not result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (n) The Company and its subsidiaries maintain a system of internal accounting controls sufficient, in all material respects, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.
     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures

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required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.
     (q) Neither the Company nor any of its subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the sale of any Note, nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such act or any rule, regulation or order of the Commission thereunder.
     (r) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Note or the Primary Shares in a manner that would require the registration under the Securities Act of the Note or the Primary Shares or (ii) offered, solicited offers to buy or sold the Note or the Primary Shares by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.
     (s) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Note and the Primary Shares to the Purchaser in the manner contemplated by this Agreement to register the Note or the Primary Shares under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.
     (t) The Company’s filings with the Securities and Exchange Commission made on or after January 1, 2004 did not, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent information was corrected in or superseded by subsequent filings.
     (u) The consolidated balance sheets of the Company and its subsidiaries at December 31, 2005, and the related consolidated statements of operations, consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows of the Company and its subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers, LLP, independent public accountants (together with any related schedules and notes, the “Financial Statements”), fairly present in all material respects the

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consolidated financial condition of the Company and its subsidiaries as at such date and the consolidated results of operations of the Company and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis.
     (v) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and, for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 or ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
     (w) All tax returns required to be filed by the Company or any subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (x) (i) The fair value of the property and assets of the Company, individually and on a consolidated basis with its subsidiaries, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of the Company, individually and on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the property and assets of the Company, individually and on a consolidated basis with its subsidiaries, is not less than the amount that will be required to pay the probable liabilities of the Company, individually and on a consolidated basis with its subsidiaries, on its debts as they become absolute and matured; (iii) the Company, individually and on a consolidated basis with its subsidiaries, does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and (iv) the Company, individually and on a consolidated basis with its subsidiaries, is not engaged in business or in a transaction for which the property and assets of the Company, individually and on

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a consolidated basis with its subsidiaries, would constitute an unreasonably small capital.
     (y) Set forth on Schedule 1(y) hereto is a complete and accurate list of all liabilities of the Company on a consolidated basis to be outstanding as of February 28, 2006, showing as of February 28, 2006 the obligor and the principal amount outstanding thereunder, (i) for borrowed money; (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto); (iv) to pay the deferred purchase price of property or services, except trade accounts payable or accrued expenses arising in the ordinary course of business; (v) as lessee, the obligations of which are capitalized in accordance with generally accepted accounting principles; (vi) secured by a lien on any asset of the Company or any subsidiary, whether or not the obligation giving rise to such lien is assumed by the Company or such subsidiary; and (vii) for indebtedness of others guaranteed by the Company or any subsidiary or for which the Company or such subsidiary is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others) (“Indebtedness”). Since February 28, 2006, the Company on a consolidated basis has not incurred any material Indebtedness.
     (z) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (aa) Except as set forth in the Company’s most recently filed annual or quarterly Exchange Act report or as previously disclosed to the Purchaser in writing, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers, LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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     (bb) The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. As of the date hereof, the Company has not received notice from any insurer regarding the termination of any of such policies of insurance.
     2. Agreements to Sell and Purchase. Subject to the terms and conditions of this Agreement: (i) the Company and Operating hereby agree to issue and sell to the Purchaser, and the Purchaser upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company and Operating, the Note with an aggregate principal amount of $40,000,000 for a purchase price equal to $40,000,000; and (ii) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Primary Shares for an aggregate purchase price equal to $10,000,000 (collectively, the “Purchase Price”).
     3. Payment and Delivery. Payment of the Purchase Price for the Note and the Primary Shares shall be made to the Company, on behalf of itself and Operating, by wire transfer of immediately available funds to an account designated by the Company in writing against delivery of such Note and such Primary Shares for the account of the Purchaser on the Closing Date. “Closing Date” means the second business day following the satisfaction of the conditions set forth in Section 4 or on such other date as the Company and the Purchaser shall agree.
          The Note and the Primary Shares shall be delivered to the Purchaser on the Closing Date, for the account of the Purchaser, with any transfer taxes payable in connection with the transfer of the Note and the Primary Shares to the Purchaser duly paid, against payment of the Purchase Price therefor.
     4. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Note and the Primary Shares on the Closing Date are subject to the satisfaction or waiver of the following conditions:
     (a) The Purchaser shall have received the following documents on the Closing Date:
     (i) The Registration Rights Agreement duly executed by the Company.
     (ii) The Security Agreement duly executed by the Company and Operating.
     (iii) The Note duly executed by the Company and Operating.
     (iv) The Services Agreement duly executed by Operating.

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     (v) The LPV Price Reduction Addendum, in the form attached hereto as Exhibit E (the “LPV Addendum”), duly executed by Operating.
     (vi) A stock certificate for the Primary Shares.
     (vii) A certificate, dated the Closing Date and signed by an executive officer of each of the Company and Operating, to the effect that the representations and warranties of the Company and Operating contained in this Agreement that are qualified by a materiality threshold or by reference to a Material Adverse Effect are true and correct in all respects, and that are not qualified by a materiality threshold or by reference to a Material Adverse Effect are true and correct in all material respects, in each case, on the Closing Date (unless any such representations and warranties are stated to be made as of a specific date, in which case they shall be true and correct in all respects or in all material respects, as applicable, as of such date), after giving effect to the issue and sale of the Note and the Primary Shares and the application of the proceeds therefrom as contemplated hereby, and that each of the Company and Operating have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     (b) The Purchaser shall have received on the Closing Date an opinion of Weil Gotshal & Manges LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit F and an opinion of the Senior Vice President, General Counsel and Secretary of the Company to the effect set forth in Exhibit G. Such opinions shall be rendered to the Purchaser at the request of the Company and shall so state therein.
     (c) There shall not be in effect any judgment, order or decree of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.
     (d) All necessary or required consents, orders, approvals or authorizations of, notifications or submissions to, filings with, licenses or permits from, or exemptions or waivers by, any governmental entity, stock exchange or other person shall have been made or obtained, except where the failure by a party to make or obtain any of the foregoing would not have a Material Adverse Effect.
     (e) The Primary Shares and the Underlying Shares shall have been approved for listing on the American Stock Exchange.
     (f) The Amended and Restated Stockholder Protection Rights Agreement dated as of November 1, 2001 (the “Rights Agreement”) shall be amended to provide that the Purchaser is not an “Acquiring Person” solely as a result of the transactions provided for in the Transaction Documents; provided,

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however, that the Purchaser shall be subject to the provisions of Section 18 hereof.
     5. Conditions to the Company’s Obligations. The obligations of the Company and Operating to issue the Note and the Company to issue the Primary Shares on the Closing Date are subject to the satisfaction or waiver of the following conditions:
     (a) The Company and Operating shall have received the following on the Closing Date:
     (i) The Registration Rights Agreement duly executed by the Purchaser.
     (ii) The Security Agreement duly executed by the Purchaser.
     (iii) The Services Agreement duly executed by the Purchaser.
     (iv) The LPV Addendum duly executed by the Purchaser.
     (v) The Purchase Price of the Note and the Primary Shares purchased hereunder in immediately available funds as provided in Section 3 hereof.
     (b) A certificate dated the Closing Date and signed by an executive officer of the Purchaser, to the effect that the representations and warranties of the Purchaser contained in this Agreement that are qualified by a materiality threshold or by reference to a material adverse effect shall be true and correct in all respects, and that are not qualified by a materiality threshold or by reference to a material adverse effect shall be true and correct in all material respects, in each case, on the Closing Date (unless any such representations and warranties are stated to be made as of a specific date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such date), and that the Purchaser has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     (c) The Purchaser shall deliver to the Company a completed IRS Form W-9 or otherwise establish, to the Company’s reasonable satisfaction, that the Purchaser is not subject to backup withholding under Section 3406 of the Code.
     (d) There shall not be in effect any judgment, order or decree of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.
     6. Covenants of the Company. In further consideration of the agreements of the Purchaser contained in this Agreement, the Company and Operating covenant with the Purchaser as follows:

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     (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all costs and expenses related to the transfer and delivery of the Note and the Primary Shares to the Purchaser, including any transfer or other taxes payable thereon, (ii) the fees and expenses, if any, incurred in connection with the listing of the Primary Shares and the Underlying Shares on the American Stock Exchange, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the cost of the preparation, issuance and delivery of the Note and the Primary Shares and (v) the document production charges and expenses associated with printing this Agreement. For the avoidance of doubt, each party shall bear its own costs and expenses (including attorneys’ fees) associated with the preparation, negotiation and execution of this Agreement and the other Transaction Documents.
     (b) Not to, and not permit any of its affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Note or the Primary Shares in a manner which would require the registration under the Securities Act of the Note or the Primary Shares.
     (c) Not to solicit any offer to buy or offer or sell the Note, the Primary Shares or the Underlying Shares by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.
     (d) To use the proceeds from the Notes and the Primary Shares as provided for in the Services Agreement.
     (e) To use reasonable best efforts to obtain any and all regulatory approvals necessary in connection with the conversion of the Notes, as contemplated therein, as soon as reasonably practicable and commencing no later than twelve (12) months after the date of this Agreement.
     (f) Not to physically locate and/or put into service any of the Collateral (as defined in the Security Agreement) in any state until the Purchaser is reasonably satisfied that all required state regulatory approvals have been obtained and not to transfer any of the Collateral to any other subsidiary of the Company until the Purchaser is reasonably satisfied that all required regulatory approvals have been obtained.
     (g) To promptly make all filings and file all applications to obtain any state regulatory approvals, including but not limited to, filings and applications in New York, required for the transactions contemplated by the Transaction Documents and to use reasonable best efforts to obtain such approvals as promptly as practicable.

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     7. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:
     (a) The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
     (b) The Purchaser will acquire the Note, the Primary Shares and the Underlying Shares solely for its own account and for investment and not with a view to, or for sale in connection with, the distribution of the Note, the Primary Shares and the Underlying Shares in any transaction that would be in violation of the Securities Act or any applicable state securities laws.
     (c) The Purchaser understands that the Note, the Primary Shares and the Underlying Shares have not been registered under the Securities Act or any applicable state securities laws and that the Note, the Primary Shares and the Underlying Shares may be resold, pledged, hypothecated, transferred or otherwise disposed of only if registered under the Securities Act and applicable state securities laws or if an exemption from such registration requirements is available, and subject, nevertheless, to the disposition of its property being at all times within its control, and subject to Section 9 hereof.
     (d) The Purchaser understands that no governmental entity has passed upon or made any recommendation or endorsement of the Note, the Primary Shares and the Underlying Shares.
     (e) The Purchaser has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby to be consummated by the Purchaser.
     (f) The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby to be consummated by the Purchaser have been duly authorized by all necessary corporate action of the Purchaser.
     (g) This Agreement has been, and each of the other Transaction Documents to which the Purchaser is a party when delivered will have been, duly and validly executed and delivered by the Purchaser.
     (h) This Agreement constitutes, and each of the other Transaction Documents to which the Purchaser is a party when executed and delivered will constitute, valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

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     (i) The execution and delivery by the Purchaser of this Agreement do not, and of each of the other Transaction Documents to which the Purchaser is a party when delivered will not, and, the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, except for any such violation that would not have a material adverse effect on the Purchaser’s ability to perform its obligations hereunder and thereunder, (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries, or (iii) conflict with, result in a breach of or constitute a default under any contractual obligation to which it is a party, except for any such conflict, breach or default that would not have a material adverse effect on the Purchaser’s ability to perform its obligations hereunder and thereunder.
     (j) There is no legal or governmental proceeding pending or, to the knowledge of the Purchaser, threatened, to which the Purchaser is a party or to which any of the properties or assets of the Purchaser is subject by or before any court, arbitrator or other governmental entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.
     8. Board of Directors Observer Rights. So long as the Purchaser holds at least 33% of the total number of Primary Shares and Underlying Shares (directly or through assumed conversion of the Note), (i) the Purchaser shall be given reasonable advance written notice of each such meeting of the Board of Directors of the Company, and (ii) the Purchaser shall be entitled to have one person, who initially shall be Michael C. Lunsford or Linda W. Beck or such other person reasonably acceptable to the Company, attend such meetings as an invitee, who shall have all of the privileges and benefits of a director of the Company (including receiving all materials provided to the Board of Directors), except voting rights; provided, however, (i) that such person shall maintain the confidentiality of all financial and other proprietary information discussed at such meetings or made known to such person in connection with such meetings; and (ii) that the Company reserves the right to withhold any information and to exclude such person from any meeting or portion thereof if the Board of Directors believes, in good faith, that providing such information or attending such meeting or portion thereof (a) could adversely affect a material business relationship between the Company and any third party, (b) would pose a conflict of interest for the Purchaser, or (c) could adversely affect the attorney-client privilege between the Company and its counsel, provided that if only a portion of the information or meeting would be subject to this clause (ii), the observer shall receive all such other information and be entitled to attend all remaining portions of such meeting. Neither the Purchaser or any such designee, however, shall have any duties, responsibilities or liabilities as a director of the Company by virtue of attendance at such meetings or the failure to attend the same other than the duty to maintain the confidentiality of any material non-public information it receives at or in connection with such meeting.
     9. Lock Up Period. During the period beginning from the date hereof and continuing to and including the date that is 180 days after the Closing Date (the “Lock-

14

Up Period”), the Purchaser agrees to not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of the Notes, the Primary Shares or the Underlying Shares without the prior written consent of the Company; provided, however, that the Lock-Up Period shall expire upon the Company’s entry into an agreement that would result in a Change in Control (as defined in the Note) or the termination of the Services Agreement.
     10. Indemnity.
     (a) The Company and Operating, jointly and severally, agree to indemnify, defend and save and hold harmless the Purchaser and each of its affiliates and their respective officers, directors, employees, agents and advisors (each, “Purchaser Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Purchaser Indemnified Party by a third party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any breach of any representation, warranty, covenant or agreement of the Company or Operating under this Agreement.
     (b) The Purchaser agrees to indemnify, defend and save and hold harmless the Company and Operating and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, a “Company Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Company Indemnified Party by a third party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any breach of any representation, warranty, covenant or agreement of the Purchaser under this Agreement with respect to the Services Agreement.
     (c) The indemnifying party will not, without the prior written consent of the applicable indemnified party, as applicable, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such indemnified party may be sought under subsection (a) of this Section 9 unless such settlement, compromise, consent or termination includes a full and unconditional release of such indemnified party from any and all claims against such indemnified party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.
     11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this Section, may not be amended, modified or supplemented, and waivers

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or consents to departures from the provisions hereof may not be given, without the prior written consent thereto of the Company, Operating and the Purchaser.
     12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     13. Interpretation. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     14. Pronouns, Etc. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural, and vice versa.
     15. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire agreement of the parties with respect to any subject matter of this Agreement, and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and in the Confidentiality Agreement between the Company and the Purchaser dated February 21, 2006.
     16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.
     17. Facsimile Copies. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and

16

respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, the other parties hereto or thereto shall re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each party forever waives any such defense.
     18. Standstill.
     (a) The Purchaser agrees that after Closing and until such time as the Purchaser would no longer be required to file a report on Schedule 13D or 13G (assuming for purposes of this Section 18 that the Notes have been converted in full and the Purchaser owns an amount of Common Stock such that the Purchaser would not be deemed an “Acquiring Person” under the Rights Agreement), unless the Purchaser shall have been specifically authorized in writing by the Company or a committee of the Board of Directors of the Company, neither the Purchaser nor any of its Affiliates will, and Purchaser and Affiliates will direct their representatives, agents, directors, officers and employees not to, directly or indirectly, (a) effect or seek, offer, or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition of any securities (or of beneficial ownership thereof) of the Company or any of its subsidiaries (except as contemplated by the Transaction Documents); (ii) any tender or exchange offer, merger, or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation or dissolution of the Company or any of its subsidiaries; or (iv) any solicitation of proxies or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a “group” (as defined in the Exchange Act); (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing.
     (b) The parties acknowledge and agree that the Company’s remedies at law for a breach of this Section 18 would be inadequate and that irreparable damage will result to the Company from any violation of this Section 18 by the Purchaser. The parties expressly agree that the Company shall have the remedy of a restraining order and injunction and any such equitable relief as may be declared or issued to enforce the provisions of this Section 18.
     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument

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Very truly yours,

COVAD COMMUNICATIONS GROUP, INC.

By:	/s/ Charles Hoffman

Name: Charles Hoffman
Title: President and CEO

COVAD COMMUNICATIONS COMPANY

By:	/s/ Charles Hoffman

Name: Charles Hoffman
Title: President and CEO

Accepted as of the date hereof

EARTHLINK, INC.

By:	/s/ Kevin M. Dotts

Name: Kevin M. Dotts
Title: CFO

Exhibit A
THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
[FACE OF NOTE]
COVAD COMMUNICATIONS GROUP, INC.
12% Senior Secured Convertible Note due 2011
$40,000,000.00
No. ______
     COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation (“Group”), and COVAD COMMUNICATIONS COMPANY, a California corporation (“Operating”; individually and collectively with Group, the “Company,” which term includes any successor), for value received, jointly and severally, promise to pay to EarthLink, Inc., or its registered assigns or successors, the principal sum of Forty Million Dollars and No Cents ($40,000,000.00) on March 15, 2011.
     Interest Payment Dates: March 15 and September 15 of each year, commencing September 15, 2006.
     Regular Record Dates: March 1 and September 1 of each year.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officers.

COVAD COMMUNICATIONS GROUP, INC.

By:

Name:
Title: Chief Executive Officer

By:

Name:
Title: Chief Financial Officer

Date: March ___, 2006

COVAD COMMUNICATIONS COMPANY

By:

Name:
Title: Chief Executive Officer

By:

Name:
Title: Chief Financial Officer

Date: March ___, 2006

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[REVERSE SIDE OF NOTE]
COVAD COMMUNICATIONS GROUP, INC.
COVAD COMMUNICATIONS COMPANY
12% Senior Secured Convertible Note due 2011
          1. Principal and Interest.
               (a) Subject to Section 1(d), the Company will pay the principal of this Note on March 15, 2011 (the “Final Maturity”). The Company, jointly and severally, promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.
               (b) Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March ___, 2006 (the “Issue Date”). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.
               (c) The Company will have the option to pay interest in cash or through the issuance of notes, other than the notes comprising the first $40,000,000.00 principal amount of Notes issued on the date hereof (the “Initial Notes”), which shall be issued as part of the same series as the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”). The Additional Notes will be identical to the Initial Notes, except that interest will begin to accrue from the date they are issued rather than the Issue Date. The Company shall provide written or oral notice to the Holders five Business Days prior to an Interest Payment Date of whether such interest payment will be made in cash, by the issuance of Additional Notes or by a combination thereof. If the Company fails to deliver such notice in such time period, interest for the period for which the notice was not properly given shall be paid by the issuance of Additional Notes. Any cash interest payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
               (d) Notwithstanding, the first sentence of Section 1(a), in the event that: (i) (A) Operating elects under Section 9.2.4 of that certain Agreement for XGDSL Services, dated of even date herewith, between Operating and EarthLink, Inc. (“EarthLink”) (the “Services Agreement”) not to proceed with the Phase II Build Out (as defined in the Services Agreement) by written notice to EarthLink (“Phase II Notice”), or (B) Operating receives from EarthLink notice of a Substantial Performance Failure, as defined in and in accordance with the terms of, Section 4.5 of the Services Agreement and Exhibit 2 of the Services Agreement (the “Substantial Performance Notice’) and (ii) with respect to subsection (d)(i)(A), on the date of the Phase II Notice EarthLink holds at least two-thirds of the outstanding aggregate principal amount of the

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Notes and of the Primary Shares, then EarthLink may, in either case and at its option, at any time during the 30-day period following receipt of the Phase II Notice or the Substantial Performance Notice, as applicable, by written notice to the Company (the “Election Notice”), require the Company to pay the remaining principal amount of the Notes held by EarthLink on the date of the Election Notice (“Amortized Notes”) in four equal annual installments due March 15 of each year, commencing on March 15, 2007 and ending on March 15, 2010 (the “Principal Installments”); provided, however, that if such Election Notice is made after any of such dates the principal on the Amortized Notes will be paid ratably on the remaining dates. Accrued interest, if any, on the Principal Installments shall be paid in accordance with Section 1(b). From and after the date of the Election Notice, the Amortized Notes shall continue to be governed by this Section 1(d), regardless of any subsequent transfer by EarthLink of all or any portion of the Amortized Notes.
          2. Method of Payment. The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15, commencing September 15, 2006, to each person in whose names the Notes are registered (a “Holder”) on the March 1 or September 1 immediately preceding the Interest Payment Date, in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date. If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks in the State of California are authorized by law or other governmental action to close.
          3. Limitations. The Notes are general secured obligations of each of Group and Operating, will rank pari passu in right of payment with all existing and future secured, unsubordinated indebtedness of each of Group and Operating and will be senior in right of payment to all unsecured indebtedness and subordinated indebtedness of each of Group and Operating.
          4. Conversion of Note by Holder.
               (a) Subject to the further provisions of this Section 4(a), a Holder of a Note may convert such Note (or portion thereof) at any time beginning March 15, 2008, through the close of business on the Final Maturity at the Conversion Price then in effect into shares of the common stock of Group (the “Common Stock”); provided however, that in the event of a Change in Control, a Holder may convert such Note immediately prior to the Change of Control irrespective of whether conversion were to occur prior to March 15, 2008. For purposes of this Section 4, the Company shall mail notice to the Holders not less than five Business Days prior to the occurrence of any Change of Control, provided that the Company has knowledge of such Change in Control. The number of shares of Group’s Common Stock issuable upon conversion of a Note shall be determined by dividing the outstanding principal amount (excluding accrued and unpaid interest) of the Note (or portion thereof) surrendered for conversion by the Conversion Price in effect on the Conversion Date (as defined in Section 4(b)). In connection with any such conversion, such Holder also shall have the right to receive a payment (each, a “Conversion Interest Payment”), at the time and in the manner provided in Section 4(b), of the accrued and unpaid interest with respect to the outstanding principal amount of the Note (or

4

portion thereof) so converted, which payment shall be made, at the election of the Company, in cash, Common Stock, or a combination thereof. Subject to adjustment or voluntary reduction as provided in this Section 4, the Conversion Price initially shall be $1.86 per share of Group’s Common Stock.
          A Holder of Notes is not entitled to any rights of a holder of Group’s Common Stock until such Holder has converted its Notes to Group’s Common Stock.
               (b) Conversion Procedure. To convert a Note, a Holder must (i) complete and manually sign the conversion notice on the back of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (ii) surrender the Note to the Company, (iii) have satisfied any necessary filing requirements under the Hart-Scott-Rodino Act of 1976, as amended (the “HSR Act”), in respect of its acquisition of the shares of Group’s Common Stock upon such conversion and the waiting period under such HSR Act shall have expired or been terminated without objection to such acquisition, (iv) have received any other necessary regulatory consents to its acquisition of the shares of Group’s Common Stock upon such conversion and (v) pay any transfer or similar tax if required pursuant to Section 4(d) hereof. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The notice of conversion shall state that the Holder has satisfied or will have satisfied prior to the issuance of shares of the Group’s Common Stock upon conversion of such principal amount, and prior to the payment of the Conversion Interest Payment, any and all legal or regulatory requirements for conversion, including compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the HSR Act. The Company shall use its reasonable best efforts in cooperating in a timely manner with such Holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary.
          As soon as practicable after the Conversion Date and in no event later than five Business Days following the Conversion Date, Group shall deliver to the Holder (i) a certificate for the number of whole shares of Group’s Common Stock issuable upon the conversion of the Note or portion thereof as determined in accordance with this Section 4, (ii) cash in lieu of any fractional shares pursuant to Section 4(c) hereof and (iii) cash, Common Stock, or a combination thereof, in an amount equal to the Conversion Interest Payment.
          The individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or other entity organization, including a government or political subdivision or an agency or instrumentality thereof (each a “Person” or “Persons”) in whose name the certificate is registered shall be deemed to be a stockholder of record on and after the Conversion Date, as the case may be; provided that no surrender of a Note on any date when the stock transfer books of Group shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Group’s Common Stock upon such conversion as the record holder or holders of such shares of Group’s Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Group’s Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and provided further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Group had not been closed. Upon conversion of a Note (in whole and not in part), such Person shall no longer be a Holder of such Note.

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          If any Holder surrenders a Note for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, the Company shall pay accrued interest, if any, through the Conversion Date to the Holder of such Note on such Regular Record Date.
          Upon surrender of a Note that is converted in part, as soon as practicable after the Conversion Date and in no event later than five Business Days following the Conversion Date, the Company shall execute and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.
          If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered to the Company on the next succeeding day that is a Business Day.
               (c) Fractional Shares. Group shall not issue fractional shares of its Common Stock upon conversion of any Notes. In lieu thereof, the Company shall, at the Company’s option, pay an amount in cash based upon the Current Market Price on the Business Day immediately prior to the Conversion Date or round up the number of shares of Group’s Common Stock issuable upon such conversion to the next highest whole number of shares.
               (d) Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of its Common Stock upon such conversion. However, the Holder shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder’s name. Group may refuse to deliver the certificate representing the shares of Group’s Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
               (e) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:
                    (i) In case Group shall (A) pay a dividend in shares of its Common Stock to all holders of its Common Stock, (B) make a distribution in shares of its Common Stock to all holders of its Common Stock, (C) subdivide or split its outstanding Common Stock into a larger number of shares, or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Group’s Common Stock that it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 4(e)(i) shall become effective as of the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend in shares or distribution in shares and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination. If any dividend or distribution of the type described in this Section 4(e)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted

6

to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
                    (ii) In case (A) Group shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share less than the Current Market Price at the record date fixed for the determination of stockholders entitled to receive such rights or warrants or (B) Group shall sell or issue any shares of its Common Stock and the consideration per share of Group’s Common Stock to be paid upon such sale or issuance is less than the Current Market Price or Group shall sell or issue warrants, options, rights or other convertible securities to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price on the date of such sale or issuance, the Conversion Price in effect immediately prior to the close of business on the record date or issue date thereto shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date or issue date (as the case may be) by a fraction, the numerator of which shall be the number of shares of Group’s Common Stock outstanding at the close of business on such record date or issue date (as the case may be), plus the number of shares that the aggregate offering price of the total number of shares of Group’s Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Group’s Common Stock outstanding at the close of business on such record date or issue date (as the case may be) plus the number of additional shares of Group’s Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, options, warrants or convertible securities are issued, and shall become effective as of the close of business on such record date or issue date (as the case may be). To the extent that shares of Group’s Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be adjusted to the Conversion Price that would then be in effect had the reduction made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Group’s Common Stock actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Group’s Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Group’s Common Stock, there shall be taken into account the fair market value of any consideration received by Group for such rights, options or warrants and any amount payable on exercise or conversion thereof.
                    (iii) In case Group shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash, then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be Current Market Price on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Group’s Common Stock and the

7

denominator shall be the Current Market Price on such record date. Such reduction shall become effective as of the close of business on such record date; provided that, in the event the portion of the cash so distributed applicable to one share of Group’s Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Group’s Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted such Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4(e)(iii) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4(e)(iii) as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.
                    (iv) In case Group shall distribute to all or substantially all holders of its Common Stock any of Group’s shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity, whether outstanding on the Issue Date or issued thereafter, including all preferred stock of Group (the “Capital Stock”) (other than Group’s Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Common Stock rights, options or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 4(e)(ii)) (any of the foregoing hereinafter referred to as the “Distributed Securities”), then in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such Distributed Securities shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect as of the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price on such record date less the fair market value on such record date of the portion of the Distributed Securities applicable to one share of Group’s Common Stock (determined on the basis of the number of shares of Group’s Common Stock outstanding on the record date), and the denominator of which shall be the Current Market Price on such record date. Such reduction shall become effective as of the close of business on such record date; provided, that the then fair market value of the portion of the Distributable Securities so distributed applicable to one share of Group’s Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of making the foregoing reduction, adequate provision shall be made so that each Holder of a Note receives at such time, or shall have the right to receive upon such conversion, in addition to the shares of Group’s Common Stock issuable upon such conversion, the amount of Distributed Securities such Holder would have received had such Holder converted such Note on such record date. In the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4(e)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

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          Rights, options or warrants distributed by Group to all holders of Group’s Common Stock entitling the holders thereof to subscribe for or purchase shares of Group’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each a “Trigger Event”): (A) are deemed to be transferred with such shares of Group’s Common Stock, (B) are not immediately exercisable and (C) are also issued in respect of future issuances of Group’s Common Stock, shall be deemed not to have been distributed for purposes of this Section 4(e) (and no adjustment to the Conversion Price under this Section 4(e) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4(e)(iv).
          If any such right, option or warrant, including any such existing right, option or warrant distributed prior to the Issue Date, is subject to events, upon the occurrence of which such right, option or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other non-cash assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4(e) was made, (A) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Group’s Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Group’s Common Stock as of the date of such redemption or repurchase and (B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.
          No adjustment of the Conversion Price shall be made pursuant to this Section 4(e)(iv) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by Group for distribution, to any Holder upon conversion by such Holder of a Note to shares of Group’s Common Stock. For purposes of this Section 4(e)(iv) and Sections 4(e)(i) and (ii), any dividend or distribution to which this Section 4(e)(iv) is applicable that also includes shares of Group’s Common Stock, or rights, options or warrants to subscribe for or purchase shares of Group’s Common Stock (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, non-cash assets or shares of Group’s Capital Stock other than such shares of Group’s Common Stock (and any Conversion Price reduction required by this Section 4(e)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Group’s Common Stock or such rights, options or warrants (and any further Conversion Price reduction required by Sections 4(e)(i) and (ii) with respect to such dividend or distribution shall then be made), except “the

9

record date for the determination of stockholders entitled to receive such Distributed Securities” shall be substituted as “the record date fixed for the determination of stockholders entitled to receive such dividend or distribution” and “the record date fixed for the determination of stockholders entitled to receive such rights, options or warrants” within the meaning of Sections 4(e)(i) and (ii).
                    (v) In case a tender or exchange offer made by Group or any subsidiary of Group for all or any portion of Group’s Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall involve the payment by Group or such subsidiary to stockholders of consideration per share of Group’s Common Stock having a fair market value (at the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction, the numerator of which shall be the number of shares of Group’s Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the sum of (A) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Group’s Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day next succeeding the Expiration Time. In the event that Group or such subsidiary is obligated to purchase shares of Group’s Common Stock pursuant to any such tender or exchange offer, but Group or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be effect if such tender or exchange offer had not been made.
                    (vi) The following terms shall have the meaning indicated:
          “Closing Price” means, with respect to any securities on any date, the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or automated quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over the counter market on the day in question as reported by The Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

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          “Current Market Price” means the average of the daily Closing Prices per share of Group’s Common Stock for the ten consecutive Trading Days immediately prior to the date in question or, if Group’s Common Stock is not listed or quoted or admitted to trading on any national security exchange or automated quotation system in the United States, the fair market value of Group’s Common Stock immediately prior to the date in question.
          “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors; provided that with respect to any transaction or series of related transactions having a value in excess of $10 million, such determination is made by disinterested members of the Board of Directors (it being acknowledged and agreed that no such member shall be deemed interested in any such transaction by reason of the fact that such member or any of its affiliates owns or controls securities of Group).
          “Trading Day” means a day on which the principal national securities exchange or automated quotation system in the United States on which Group’s Common Stock is listed or quoted or admitted to trading is open for the transaction of business or, if Group’s Common Stock is not listed or quoted or admitted to trading on any national securities exchange or automated quotation system in the United States, any Business Day.
                    (vii) In any case in which this Section 4(e) shall require that an adjustment be made on a record date established for purposes of this Section 4(e), the Company may elect to defer (but only until five Business Days following the mailing by the Company to the Holders of the certificate described in Section 4(i) hereof) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of Group’s Common Stock and other Capital Stock of Group issuable upon such conversion over and above the shares of Group’s Common Stock and other Capital Stock of Group issuable upon such conversion only on the basis of the Conversion Price prior to adjustment and, in lieu of the shares the issuance of which is so deferred, Group shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by Group of the right to receive such shares.
                    (viii) If any of the following shall occur, namely: (A) any reclassification or change of shares of Group’s Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in this Section 4(e)); (B) any consolidation, merger or combination to which Group is a party other than a merger in which Group is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Group’s Common Stock; or (C) any sale, transfer or conveyance of all or substantially all of the property and assets of Group to any Person, then Group, or such successor or purchasing corporation or, if applicable, the parent entity of such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, combination, sale, transfer or conveyance, execute and deliver to the Holders an amendment to the Notes providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and

11

amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale, transfer or conveyance by a holder of the number of shares of Group’s Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance.
               (f) No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided that any adjustments which by reason of this Section 4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for (i) the issuance of options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Group or any subsidiary so long as the exercise price of such options or rights is not less than the Current Market Price per share of Common Stock on such issue date, (ii) the issuance of Common Stock pursuant to and in accordance with the terms of Group’s Employee Stock Purchase Plan, or (iii) the issuance of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date. No adjustment need be made for a change in the par value or a change to no par value of Group’s Common Stock. To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. Notwithstanding anything to the contrary herein or in any Additional Note, in no event shall the conversion of this Note and any Additional Notes (as defined in this Note and in the Registration Rights Agreement of even date herewith between Group and EarthLink), taking into account all prior conversions, be converted in an aggregate number of shares of Common Stock which in the aggregate exceeds 19.9% of the then outstanding shares of Common Stock.
               (g) Adjustment for Tax Purposes. Group shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4(e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or Notes or distributions of Notes convertible into or exchangeable for Capital Stock hereafter made by Group to its stockholders shall not be taxable, provided that such reduction does not have an adverse effect for tax purposes, or otherwise, on Holders of the Notes.
               (h) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and an Officers’ Certificate (as defined in Section 9(i)) briefly stating the facts requiring the adjustment, the manner of computing it, the new Conversion Price and the date on which the adjustment becomes effective.
               (i) Notice of Certain Transactions. In the event that (i) Group takes any action that would require an adjustment in the Conversion Price, (ii) Group consolidates, merges or combines with, or transfers all or substantially all of its property and assets to, another Person and stockholders of Group must approve the transaction, or (iii) there is a dissolution, liquidation or winding up of Group, the Company shall mail to Holders a notice stating the

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proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date.
          5. Redemption of Notes.
               (a) Upon the occurrence of any Change of Control, the Holder or Holders, as the case may be, shall have the right to require the Company to repurchase all Notes then outstanding, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Redemption Price”). A notice of a Change of Control will be mailed within 30 days after the date any Change of Control occurs to each Holder. If any Holder elects to exercise the right to receive the Change of Control Redemption Price under this Section 5(a), such Holder will mail to the Company a notice of such election. Payment of the Change of Control Redemption Price by the Company to the Holder shall be made in cash in immediately available funds within 30 days after the Company receives such notice of the Holder’s election to receive the Change of Control Redemption Price.
               (b) The following terms shall have the meaning indicated:
          “Change of Control” means the occurrence of one or more of the following events: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of Group’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of Group’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by Group, any of Group’s subsidiaries or any of Group’s employee benefit plans (except that any of those persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); (ii) the first day on which a majority of the members of the Group’s Board of Directors are not Continuing Directors; or (iii) Group consolidates or merges with or into any other person, any merger of another person into Group, or any conveyance, transfer, sale, lease or other disposition, of all or substantially all of Group’s properties and assets to another person, other than: (A) any transaction: (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Group’s Capital Stock; and (y) pursuant to which holders of Group’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; and (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing Group’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation.
          “Continuing Director” means, as of any date of determination, any member of Group’s Board of Directors who (i) was a member of such Board of Directors on the Issue Date

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or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     6. Persons Deemed Owners. A Holder shall be treated as the owner of a Note for all purposes.
     7. Security Agreement. The Company’s obligations to the Holders under this Note are secured by a lien on and security interest in certain assets of Group and Operating (including, without limitation, the equipment acquired with the proceeds of this Note), all as more particularly described in that certain Security Agreement dated of even date herewith made by each of Group and Operating for the benefit of the Holders (the “Security Agreement”). Each Holder of any Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreement as the same may be in effect from time to time in accordance with its terms and directs EarthLink (or its assignee), as collateral agent (the “Collateral Agent”), to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent shall have all of the powers and duties of the Secured Party (as defined in the Security Agreement) under the Security Agreement and shall exercise such powers and duties on its own behalf and on behalf of the other Holders. It is expressly understood and agreed that no Holder other than the Collateral Agent shall have any rights or duties under the Security Agreement except as provided in this Section 7; provided, however that the Collateral Agent shall take any action with respect to the Security Agreement as is directed in writing by a majority of the Holders of outstanding aggregate principal amount of the Notes. In no event shall the Collateral Agent be liable to any other Holder for any action taken, or for the failure to take any action, as the Collateral Agent, except for such actions or inactions constituting gross negligence or willful misconduct. If at any time EarthLink ceases to hold the greatest percentage of the outstanding aggregate principal amount of the Notes, then EarthLink (or any assignee), with the prior written consent of the Company, not to be unreasonably withheld, shall be entitled, but shall not be required, to assign its rights to act as Collateral Agent to the Holder of the greatest percentage of the outstanding aggregate principal amount of the Notes. Such assignment shall be effective upon acceptance by such Holder and such Holder shall become the “Collateral Agent” for all purposes under this Note and the Security Agreement.
     8. Amendment; Supplement; Waiver. Subject to certain exceptions, the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.
     9. Covenants.
          (a) Payment of Notes. Group and Operating shall, jointly and severally, pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Group and Operating shall, jointly and severally, pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

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          (b) Use of Proceeds. Group and Operating shall use the proceeds from the sale of the Notes in the manner provided for in the Services Agreement.
          (c) Limitation on Indebtedness. The Company shall not, and shall not permit any subsidiary to, contract, create, incur, assume or permit to exist any secured Indebtedness, except (i) Indebtedness arising or existing under the Note, (ii) Indebtedness of the Company existing as of the Issue Date, (iii) Indebtedness owing to EarthLink, (iv) Indebtedness related to the Phase II Alternative Financing (as defined in the Services Agreement) not to exceed $45,000,000 outstanding at any time, (v) purchase money Indebtedness in an aggregate amount not to exceed $25,000,000 outstanding at any time, and (vi) other Indebtedness not to exceed $75,000,000 outstanding at any time (including asset based loan financing).
          (d) Negative Pledge. The Company shall not, and shall not permit any subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any lien upon its assets constituting PP&E, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the Note, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9(c), provided that any such agreement, in the case of Indebtedness permitted under clauses (c)(iii), (iv) and (v) above, relates only to the asset or assets constructed or acquired in connection therewith, and (iii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
               (i) The following terms shall have the meaning indicated:
     “Indebtedness” shall mean, with respect to any Person, without duplication any liability of such Person (i) for borrowed money; (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto); (iv) to pay the deferred purchase price of property or services, except trade accounts payable or accrued expenses arising in the ordinary course of business; (v) as lessee, the obligations of which are capitalized in accordance with generally accepted accounting principles; (vi) secured by a lien on any asset of such Person, whether or not the obligation giving rise to such lien is assumed by such Person; and (vii) for indebtedness of others guaranteed by such Person or for which such Person is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
     “Permitted Lien” shall mean (i) the lien on and security interest in substantially all of the Company’s assets in favor of SBC Communications Inc. (the “SBC Lien”), (ii) liens for taxes and special assessments not then delinquent, (iii) liens of taxes and assessments which are delinquent but the validity of which is being contested in good faith and with respect to which the Company has set aside adequate reserves for payment, (iv) mechanics’ and materialmen’s liens arising or incurred in the ordinary course of business and which are being contested in good faith and have not proceeded to judgment, provided the Company has set aside adequate reserves for payment, and (v) such other imperfections in title, charges, easements, restrictions and

15

encumbrances which could not, individually or when taken as a whole, result in a Material Adverse Effect (as defined in the Purchase Agreement).
     “PP&E” shall mean equipment, fixed assets, real property or improvements that have been or should be, in accordance with GAAP, reflected as additions to property, plant and equipment on a balance sheet of the Company or have a useful life of more than one year.
          (e) Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each subsidiary in accordance with the respective organizational documents of the Company and each such subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries, taken as a whole.
          (f) Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (A) the Company or any such subsidiary, (B) the income or profits of the Company or any such subsidiary which is a corporation or (C) the property of the Company or any such subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
          (g) Notice of Defaults. In the event that the Company or any subsidiary becomes aware of any default or Event of Default, the Company shall promptly deliver to the Holders an Officers’ Certificate specifying such default or Event of Default.
          (h) SEC and Other Reports. Group shall provide to each Holder, within 15 days after it files its annual and quarterly reports, information, documents and other reports with the Securities and Exchange Commission (the “SEC”), copies of such annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Group is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Data and Gathering Analysis and Retrieval System shall be deemed provided to each Holder. Delivery of such reports, information and documents to each Holder is for informational purposes only and each Holder’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Group’s compliance with any of its covenants hereunder (as to which each Holder is entitled to rely conclusively on Officers’ Certificates).

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          (i) Compliance Certificate. The Company shall deliver to each Holder within 60 days after the end of each fiscal quarter of the Company and 120 days after the end of each fiscal year of the Company, a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof (an “Officers’ Certificate”), stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Note (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. “Officer” means, with respect to the Company, (i) the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.
          (j) Transfer of Collateral. Notwithstanding anything to the contrary herein, the Company may transfer title to all or any part of the Collateral (as defined in the Security Agreement) to one or more direct or indirect wholly-owned subsidiaries of the Company (a “Permitted Transferee”), provided, however, that prior to any such transfer (i) such Permitted Transferee shall execute a joinder agreement or guaranty in form and substance satisfactory to the Collateral Agent (A) agreeing to be bound as a co-maker or guarantor under this Note and as a debtor under the Security Agreement and (B) acknowledging and confirming the Collateral Agent’s continuing security interest in and lien on the Collateral, (ii) the Company shall provide the Collateral Agent with written evidence that all federal and state regulatory approvals and other third party consents, if any, required for such transfer and joinder or guaranty have been obtained (the “Required Approvals”) and (iii) the Collateral Agent shall indicate in writing that it is satisfied that all Required Approvals for such transfer and joinder or guaranty have been obtained; provided, further, however, that notwithstanding any transfer of any Collateral to the Permitted Transferee, neither Group nor Operating shall be released from its obligations under the Security Agreement or under this Note.
          (k) Further Instruments and Acts. Upon request of any Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.
     10. Successor Persons. When a successor person or other entity assumes all the obligations of its predecessor under the Notes, the predecessor person will be released from those obligations.
     11. When Company May Merge or Transfer Assets. Neither Group nor Operating shall consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:
          (a) either (i) Group or Operating, as applicable, shall be the continuing corporation or (ii) the Person (if other than Group or Operating) formed by such consolidation or

17

into which Group or Operating, as applicable, is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of Group or Operating, as applicable (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an amended note hereto, executed and delivered to the Holders, in form reasonably satisfactory to the Holders, all of the obligations of Group or Operating, as applicable, under the Notes;
          (b) immediately prior to and after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
          (c) Group or Operating, as applicable, shall have delivered to the Holders an Officers’ Certificate and a written opinion from legal counsel, and, who may be an employee of, or counsel to, the Company or the Holders, containing (i) a statement that each person making such opinion of counsel has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such opinion of counsel are based, (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement that, in the opinion of such person, such covenant or condition has been complied with, each stating that such consolidation, merger, conveyance, transfer or lease and, if an amendment to the Notes is required in connection with such transaction, such amended Notes, comply with this Section 11 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more subsidiaries (other than to the Company or another subsidiary), which, if such assets were owned by the Company, would constitute substantially all of the properties and assets of the Company, shall be deemed to be the transfer of substantially all of the properties and assets of the Company.
     The successor Person formed by such consolidation or into which Group or Operating, as applicable, is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of Group or Operating, as applicable, under the Notes with the same effect as if such successor had been named as Group or Operating, as applicable, herein; and thereafter, except in the case of a lease and obligations that Group or Operating, as applicable, may have under an amended Note, Group or Operating, as applicable, shall be discharged from all obligations and covenants under the Notes. Group, Operating, the Holders and the successor Person shall enter into a amendment to the Notes to evidence the succession and substitution of such successor Person and such discharge and release of Group or Operating, as applicable.
     12. Defaults and Remedies. Each of the following events constitutes an “Event of Default”:

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          (a) default in the payment of principal of (or premium, if any, on) any Note, including the Redemption Amount, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
          (b) default in the payment of interest on any Notes when the same becomes due and payable, and such default continues for a period of 30 days;
          (c) default in the performance or breach of the provisions of the Notes applicable to mergers, consolidations and transfers of all or substantially all of the assets of Group or Operating or the failure to make or consummate an Offer to Purchase in accordance with Section 5 hereof;
          (d) Group or Operating defaults in the performance of or breaches any other covenant or agreement of the Company under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Holders of 25% or more in aggregate principal amount of the Notes;
          (e) the failure of Group’s Common Stock to be quoted or listed on a national security exchange or automated quotation system in the United States for more than three days, or if quoted on the OTC Bulletin Board (“Bulletin Board”), failure to comply with the requirements for continued listing on the Bulletin Board for a period of seven consecutive Trading Days or notification from the Bulletin Board or from the applicable national security exchange or automated quotation system that the Company is not in compliance with the conditions for such continued quotation on the Bulletin Board;
          (f) there occurs with respect to any issue or issues of indebtedness for borrowed money of Group or any existing or future, direct or indirect, subsidiary of Group whose assets constitute 15% or more of the total assets of Group on a consolidated basis (a “Designated Subsidiary”) having an outstanding principal amount of $15 million or more in the aggregate for all such issues of all such Persons, whether such indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
          (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of Group, Operating or any Designated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Group, Operating or any Designated Subsidiary or for all or substantially all of the property and assets of Group, Operating or any Designated Subsidiary or (iii) the winding up or liquidation of the affairs of Group, Operating or any Designated Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

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          (h) Group, Operating or any Designated Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Group, Operating or any Designated Subsidiary or for all or substantially all of the property and assets of Group, Operating or any Designated Subsidiary or (iii) effects any general assignment for the benefit of creditors.
     13. Costs of Collection. In the event that either Group or Operating fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, each of Group and Operating shall indemnify and hold harmless the Holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, reasonable attorneys’ fees and expenses.
     14. No Recourse Against Others. No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     15. Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each of Group and Operating hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to its address for notices and communications specified in Section 16 herein and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Group and Operating hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to the Notes or the transactions contemplated hereby.
     16. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 16 prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 16 later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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If to the Company:	Covad Communications Group, Inc.
Covad Communications Company
110 Rio Robles
San Jose, CA 95134
Attn: General Counsel
Fax: (408) 952-7539

With a copy to:	Weil, Gotshal and Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: Michael A. Saslaw
Fax: 214-746-8417
        The Company by notice to the Holders may designate additional or different addresses for subsequent notices or communications.
        Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the security register maintained by the Company by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed.
        Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in the Notes, if a notice or communication is mailed in the manner provided in this Section 16, it is duly given, whether or not the addressee receives it.
        Where this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Holders shall constitute a sufficient notification for every purpose hereunder.
        The Holders shall be entitled to rely and act upon any notices purportedly given by Group and/or Operating.
        17. Miscellaneous.
                (a) Group shall keep a register of the Notes and of their transfer, exchange or conversion. The transfer of this Note is registrable on the register maintained by the Company upon surrender of this Note for registration of transfer at the office of the Company specified in Section 16, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof of such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or

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transferees. Such Notes are issuable only in registered form without coupons in denominations of $2,000,000 (or any integral multiple of $100,000 in excess thereof). No service charge shall be made for any such registration of transfer, exchange or conversion, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note may be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
          (b) This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor the Common Stock issuable upon conversion of this Note may be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or not subject to, registration under the Securities Act. The Holder by its acceptance of this Note or the Common Stock issuable upon conversion of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion hereof or interest herein other that in a minimum denomination of $2,000,000 principal amount (or any integral multiple of $100,000 in excess thereof) and then (other than with respect to a transfer pursuant to a registration statement that is effective at the time of such transfer) only (i) to the Company, (ii) to a person it reasonably believes to be an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act or a qualified institutional buyer (as defined in Rule 144A under the Securities Act), or (iii) in accordance with another exemption from the registration requirements of the Securities Act, and in the case of clauses (ii)-(iii) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (c) Upon presentation of this Note for registration of transfer at the office of Group specified herein accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in form approved by the Company, in its reasonable discretion, executed by the registered Holder, in person or by such Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Notes shall be subject to such restrictions as are set forth in the legends on the Notes and to such reasonable regulations as may be prescribed by the Company as specified in Section 17(b) hereof. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.
          (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender

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and cancellation of such Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.
          (e) Each of Group and Operating is accepting joint and several liability under this Note in consideration of the financial accommodation to be provided by the Holders under this Note, for the mutual benefit, directly and indirectly, of each of Group and Operating and in consideration of the undertakings of Group and Operating to accept joint and several liability for the obligations of each of them.

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Exhibit B
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of March ___, 2006, by and between Covad Communications Group, Inc., a Delaware corporation (the “Company”), and EarthLink, Inc., a Delaware corporation (the “Purchaser”).
     This Agreement is made pursuant to that certain Purchase Agreement, dated as of March 15, 2006, between the Company and the Purchaser (the “Purchase Agreement”), pursuant to which the Company is issuing and selling to Purchaser (i) $40,000,000 aggregate principal amount of a 12% Senior Secured Convertible Note due 2011 (the “Note”) and (ii) 6,134,969 shares (the “Primary Shares”) of common stock, par value $0.001, of the Company (the “Common Stock”). The Note is convertible into shares (the “Underlying Shares”) of Common Stock.
     The Company and the Purchaser hereby agree as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:
     “Advice” shall have the meaning set forth in Section 5(a).
     “Agreement” shall have the meaning set forth in the Preamble.
     “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks in the State of California are authorized by law or other governmental action to close.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” shall have the meaning set forth in the Preamble.
     “Company” shall have the meaning set forth in the Preamble.
     “Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) or 2(b) is first declared effective by the Commission.
     “Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of: (a)(i) the 180th day following the Closing Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 180th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
     “Effectiveness Period” shall have the meaning set forth in Section 2(a).

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     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Filing Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 60th day following the Closing Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 60th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
     “Indemnified Party” shall have the meaning set forth in Section 5(c).
     “Indemnifying Party” shall have the meaning set forth in Section 5(c).
     “Losses” shall have the meaning set forth in Section 5(a).
     “Note” shall have the meaning set forth in the Preamble.
     “Primary Shares” shall have the meaning set forth in the Preamble.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Purchase Agreement” shall have the meaning set forth in the Preamble.
     “Purchase Price” means (i) with respect to the Primary Shares, the price paid for such shares and (ii) with respect to Underlying Shares, the then applicable Conversion Price (as defined in the Note) for such shares.
     “Purchaser” shall have the meaning set forth in the Preamble.
     “Registrable Securities” means: (i) the Primary Shares, (ii) the Underlying Shares and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the securities referenced in (i) or (ii) above.
     “Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all

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exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Suspension Period” shall have the meaning set forth in Section 6(c)(ii).
     “Trading Day” means a day on which the principal national securities exchange or automated quotation system in the United States on which the Company’s Common Stock is listed or quoted or admitted to trading is open for the transaction of business or, if the Company’s Common Stock is not listed or quoted or admitted to trading on any national securities exchange or automated quotation system in the United States, any Business Day.
     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, on which the Common Stock is listed or quoted for trading on the date in question.
     “Underlying Shares” shall have the meaning set forth in the Preamble.
     2. Registration.
          (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) five years after the Effective Date, (ii) such time as all of the Registrable Securities have been publicly sold by the Purchaser, or (iii) such time as all of the Registrable Securities may be sold pursuant to Rule 144(k) (the “Effectiveness Period”).

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          (b) If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any Registrable Securities are not included in a Registration Statement filed under this Agreement, then the Company shall prepare and file as soon as possible after the date on which the Commission shall indicate as being the first date or time that such filing may be made, but in any event by its Filing Date, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose). The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during its entire Effectiveness Period.
          (c) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Purchaser the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor other than a Suspension Event in compliance with Section 6(c), such Registration Statement ceases for any reason to be effective and available to the Purchaser as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period, for an aggregate of 20 Trading Days for all such events (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (ii) or for purposes of clause (iii) the date on which such 20 Trading Day period is exceeded, being referred to as “Event Date”), then, for so long as such event is within the Effectiveness Period, liquidated damages will accrue based on the Purchase Price of the affected Registrable Securities paid by the Purchaser pursuant to the Purchase Agreement from and including the Event Date but excluding the date on which the Event has been cured. For so long as the Event has not been cured, liquidated damages will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of the Event Date and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. The liquidated damages shall be due and payable in cash or through the issuance of Additional Notes (as defined in the Note), to the Purchaser on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event other than with respect to the initial Event Date thereof. Following the cure of all Events, the accrual of liquidated damages shall cease. The liquidated damages under this Section 2(c) shall be the sole and exclusive remedy of the Purchaser under this Agreement for an Event. Notwithstanding the foregoing, no liquidated damages will accrue hereunder to the Purchaser with respect to the Primary Shares or Underlying Shares that are no longer Registrable Securities.
          (d) Registration Statements under this Section 2 may contain shares other than Registrable Securities in accordance with the requirements of piggy-back rights

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granted under predecessor agreements, provided, that the number of Registrable Securities shall not be cutback under any such Registration Statements as a result of such piggy-back rights.
     3. Registration Procedures
     In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto furnish to the Purchaser copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of the Purchaser, except for any amendment or supplement or document (a copy of which has been previously furnished to the Purchaser) which counsel to the Company shall advise the Company is required to be filed sooner in order to comply with applicable law, rules and regulations. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto that does not contain the disclosure containing the Purchaser as a “Selling Stockholder” as provided to the Company by the Purchaser in connection therewith.
          (b) (i) Subject to Section 6(c), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Purchaser true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Purchaser of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.
          (c) Notify the Purchaser as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Purchaser that pertain to the Purchaser as a Selling Stockholder or to the Plan of Distribution, but not information which the

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Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, untrue, or that requires the making of additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.
          (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
          (e) Furnish to the Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by the Purchaser (including those previously furnished) promptly after the filing of such documents with the Commission.
          (f) Promptly deliver to the Purchaser, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Purchaser may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
          (g) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States reasonably requested by the Purchaser proposing to sell securities in such jurisdiction, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things

6

necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or (ii) file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is already subject to service of process.
          (h) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.
          (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) fees and disbursements of counsel for the Company, and (iii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
     5. Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, the officers, directors, agents, investment advisors, partners, members and employees of the Purchaser, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without

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limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of advice in writing (the “Advice”) from the Company that the use of the applicable Prospectus may be resumed or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
          (b) Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or to the extent based upon: (x) the Purchaser’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or to the extent arising out of or to the extent based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and

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Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6. Miscellaneous
          (a) Remedies. In the event of a breach by the Company or by the Purchaser, of any of their obligations under this Agreement, the Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          (b) Compliance. The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
          (c) Discontinued Disposition.
    (i) The Purchaser agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(vi), the Purchaser will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus and/or

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amended Registration Statement, or until the Purchaser’s receipt of the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
            (ii) Notwithstanding the foregoing, the Company may suspend the effectiveness of the Registration Statement by written notice to the Purchaser for a period not to exceed an aggregate of 30 days in any 90-day period (each such period a “Suspension Period”) if:
                     (1) an event occurs and is continuing as a result of which the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
                     (2) the Company determines in good faith that the disclosure of such event at such time would be seriously detrimental to the Company and its subsidiaries;
     provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Board of Directors of the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 30 days to 45 days; provided, however, that Suspension Periods shall not (i) exceed an aggregate of 90 days in any 360-day period and (ii) occur more than three separate times in any 360-day period. The Company shall not be required to specify in the written notice to the Purchaser the nature of the event giving rise to the Suspension Period.
                 (iii) During the occurrence of any Suspension Period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Registration Statement as soon as possible.
                 (iv) Notwithstanding any provision herein to the contrary, if the Company shall give notice of a Suspension Period pursuant to Section 6(c)(ii) with respect to any Registration Statement, the Company agrees that it shall extend the Effectiveness Period by the number of days during the period from the date of the giving of notice of a Suspension Period to and including the date when the Company provides written notice that the Suspension Period has ended and copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Period.
                  (d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities

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and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and, if within fifteen days after receipt of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and the cutback provisions of any predecessor registration rights agreement.
          (e) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
          (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Covad Communications Group, Inc.
110 Rio Robles
San Jose, California 95134-1813
Attention: Chief Financial Officer and General Counsel
(408) 952-6400 (phone)
(408) 952-7539 (facsimile)

With a copy to:	Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: Michael A. Saslaw
(214) 746-8117 (phone)
(214) 746-8417 (facsimile)

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If to Purchaser:	EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
Attention: Chief Financial Officer and General Counsel
(404) 815-0770 (phone)
(404) 892-7616 (facsimile)

With a copy to:	Hunton & Williams LLP
600 Peachtree Street, NE
Suite 4100
Atlanta, Georgia 30308
Attention: David M. Carter
(404) 888-4246 (phone)
(404) 888-4190 (facsimile)
          (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Purchaser and its assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of the Purchaser.
          (h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
          (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and

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the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COVAD COMMUNICATIONS GROUP, INC.

By:

Name:
Title:
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE OF PURCHASER TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EARTHLINK, INC.

By:

Name:
Title:

Exhibit C
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of March ___, 2006, is made by COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation (“Group”), and COVAD COMMUNICATIONS COMPANY, a California corporation (“Operating”; individually and collectively with Group, the “Debtor”), for the benefit of EARTHLINK, INC., a Delaware corporation (the “Secured Party”), acting on its own behalf and as Collateral Agent (as defined in the Note described below) for the Holders (as defined in the Note described below) of the Note described below.
RECITALS
     WHEREAS, pursuant to the terms of a Purchase Agreement dated as of March 15, 2006 (as amended, restated or modified from time to time, the “Purchase Agreement”), the Debtor has issued and sold to the Secured Party a 12% Senior Secured Convertible Note in the original aggregate principal amount of $40,000,000 (the “Note”);
     WHEREAS, it is a condition precedent to the Secured Party’s acceptance and purchase of the Note that each of Group and Operating execute and deliver to the Secured Party a security agreement in substantially the form hereof; and
     WHEREAS, each of Group and Operating wishes to grant a security interest in favor of the Secured Party as herein provided.
     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
          1. Definitions.
     All capitalized terms used herein without definitions shall have the meanings given to them in the Purchase Agreement. The term “State” shall mean the State of Delaware. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations” shall mean all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Purchase Agreement and the Note (the “Transaction Documents”). The term “Event of Default” shall mean the failure of either Group or Operating to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Transaction Documents after giving effect to any applicable grace or cure period. The term “Permitted Liens” shall mean (i) the lien on and security interest in substantially all of the Debtor’s assets in favor of SBC Communications Inc. (the “SBC Lien”), (ii) liens for taxes and special assessments not then delinquent, (iii) liens of taxes and assessments which are delinquent but the validity of

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which is being contested in good faith and with respect to which the Debtor has set aside adequate reserves for payment, (iv) mechanics’ and materialmen’s liens arising or incurred in the ordinary course of business and which are being contested in good faith and have not proceeded to judgment, provided the Debtor has set aside adequate reserves for payment, and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which could not, individually or when taken as a whole, result in a Material Adverse Effect.
          2. Grant of Security Interest.
     Each of Group and Operating hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of such Debtor, wherever located, whether now owned or hereafter acquired or arising from (collectively, the “Collateral”): (i) all Equipment of the Debtor acquired with the proceeds of the Note and the Primary Shares (as defined in the Purchase Agreement) (the “Issuance Proceeds”)(including, without limitation, the Equipment identified on Schedule 1 to this Agreement) (the “Pledged Equipment”), (ii) all additions and Accessions to the Pledged Equipment acquired with the Issuance Proceeds, (iii) any software and/or intellectual property (including that embedded in or integrated with the Pledged Equipment) acquired with the Issuance Proceeds, (iv) all Documents covering all or any part of the Pledged Equipment, and (v) all Proceeds of the foregoing, including, without limitation, Cash Proceeds and Noncash Proceeds of all or any part of the Pledged Equipment; provided, however, that in no event shall the security interest granted hereunder attach to any contract or license to which the Debtor is a party or any of its rights or interests thereunder, or any property or assets subject to any contract or license, if and for so long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Debtor therein or (y) a breach or termination pursuant to the terms of, or a default under, any such contract or license, except, in each case, to the extent that any such term is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity; provided further, that notwithstanding the foregoing, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or license, or property subject thereto, that does not result in any of the consequences specified in clause (x) or (y) above. Notwithstanding any thing to the contrary herein, at all times that the SBC Lien remains in effect, the principal amount of Obligations secured by the Collateral shall not exceed 100% of the cost of such Collateral.
          3. Authorization to File Financing Statements.
     Each of Group and Operating hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that describe the Collateral and provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment. Each of Group and Operating agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.
          4. Further Assurances.

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     Each of Group and Operating agrees, at the request and option of the Secured Party, to take any and all actions the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) delivering and filing financing statements and amendments relating thereto under the Uniform Commercial Code, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) using its reasonable best efforts in obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) using its reasonable best efforts in obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction; provided that the failure of the Debtor to obtain any waivers, consents or approvals under clauses (d) and (e) after the exercise of its reasonable best efforts, shall not constitute an Event of Default.
          5. Representations and Warranties Concerning Perfection Certificate.
     Each Debtor has previously delivered to the Secured Party a certificate signed by the Debtor and entitled “Perfection Certificate” (the “Perfection Certificate”), a form of which is attached hereto as Exhibit A. Each Debtor represents and warrants to the Secured Party that all information set forth on the Perfection Certificate is accurate and complete as of the date hereof.
          6. Covenants Concerning Debtor’s Legal Status.
     Each of Group and Operating covenants with the Secured Party as follows: (a) without providing at least 30 days’ prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall promptly notify the Secured Party of such organizational identification number, and (c) except as permitted by any Transaction Document, the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.
          7. Representations and Warranties Concerning Collateral, Etc.
     Each of Group and Operating further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the Permitted Liens and (b) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment,

3

storage or disposal of hazardous materials or substances, except, solely in the case of (b) above, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          8. Covenants Concerning Collateral, Etc.
     Each of Group and Operating further covenants with the Secured Party as follows: (a) the Collateral will be kept at those locations listed on the Perfection Certificate and the Debtor will not remove the Collateral from such locations, without providing at least 30 days’ prior written notice to the Secured Party, (b) except for the security interest herein granted and the Permitted Liens, the Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall diligently defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than the Permitted Liens, the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party, (d) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral from time to time at any reasonable time during normal business hours upon reasonable notice, wherever located, (f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Debtor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein other than in the ordinary course of business, (i) the Debtor will not permit the Collateral to be physically located and/or put into service in any jurisdiction in which the grant of a security interest in such Collateral would require approval from any governmental regulatory body or agency until the delivery of reasonable evidence of any such approval to the Collateral Agent, and (j) the Debtor may also transfer title to all or any part of the Collateral to one or more direct or indirect wholly-owned subsidiaries of either Debtor (a “Permitted Transferee”), provided, however, that prior to any such transfer (i) such Permitted Transferee shall execute a joinder agreement or guaranty in form and substance satisfactory to the Collateral Agent (A) agreeing to be bound as a co-maker or guarantor under the Note and as a debtor under this Agreement and (B) acknowledging and confirming the Collateral Agent’s continuing security interest in and lien on the Collateral, (ii) the Debtor shall provide the Collateral Agent with written evidence that all federal and state regulatory approvals and other third party consents, if any, required for such transfer and joinder or guaranty have been obtained (the “Required Approvals”) and (iii) the Collateral Agent shall indicate in writing that it is satisfied that all Required Approvals for such transfer and joinder or guaranty have been obtained; provided, further, however, that notwithstanding any transfer of any Collateral to the Permitted Transferee, neither Group nor Operating shall be released from its obligations hereunder or under the Note.

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          9. Insurance.
               9.1 Maintenance of Insurance. Each of Group and Operating will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be customary for businesses engaged in similar activities in similar industries and geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee.
               9.2 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Collateral so damaged or destroyed (which replacement collateral shall be Collateral hereunder) and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party shall disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.
               9.3 Continuation of Insurance. All policies of insurance shall provide for the insurer to endeavor to provide at least 30 days’ prior written cancellation notice to the Secured Party. In the event of failure by either Group or Operating to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. Each of Group and Operating shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.
          10. Collateral Protection Expenses; Preservation of Collateral.
               10.1 Expenses Incurred by Secured Party. In the Secured Party’s discretion, if the Debtor fails to do so, upon the occurrence and during the continuance of an Event of Default, the Secured Party may discharge taxes (other than those not yet due or being contested in good faith) and other encumbrances at any time levied or placed on any of the Collateral (other than those being contested in good faith), maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.
               10.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, each of Group and Operating shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the

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Debtor thereunder. Other than as a result of foreclosure, the Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.
          11. Power of Attorney.
               11.1 Appointment and Powers of Secured Party. Each of Group and Operating hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following upon the occurrence and during the continuance of an Event of Default:
          (a) generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
          (b) to the extent that the Debtor’s authorization given in Section 3 is not sufficient to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate

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and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.
               11.2 Ratification by Debtor. To the extent permitted by law, each of Group and Operating hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.
               11.3 No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to either Group or Operating for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.
          12. Rights and Remedies.
     If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon either Group or Operating, has in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require either Group or Operating to assemble, at the sole cost of the Debtor, all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten Business Days’ prior written notice (or, in any case, such longer notice period as may be required by law) of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten Business Days’ prior written notice (or, in any case, such longer notice period as may be required by law) of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
          13. Standards for Exercising Rights and Remedies.
     To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each of Group and Operating acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or

7

disposition of Collateral to be collected or disposed of, (c) to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (e) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties, (j) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 13 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 13. Without limitation upon the foregoing, nothing contained in this Section 13 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 13.
          14. No Waiver by Secured Party, Etc.
     The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.
          15. Suretyship Waivers by Debtor.
     Each of Group and Operating hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of Group and Operating assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty

8

as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10.2. Each of Group and Operating further waives any and all other suretyship defenses.
          16. Marshalling.
     The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.
          17. Proceeds of Dispositions; Expenses.
     The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and other out-of-pocket disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may reasonably determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by §§ 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, and the Debtor shall remain liable for any deficiency.
          18. Overdue Amounts.
          Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral.
          19. Governing Law; Consent to Jurisdiction.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. Each of Group and Operating agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in Section 16 of the Note. Each of

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Group and Operating hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
          20. Waiver of Jury Trial.
     EACH OF GROUP AND OPERATING WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, each of Group and Operating waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of Group and Operating (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in entering into the Transaction Documents, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 20.
          21. Miscellaneous.
     The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of Group and Operating and their respective successors and permitted assigns, and shall inure to the benefit of the Secured Party, for itself and as Collateral Agent for the Holders of the Note. The rights under this Agreement inuring to the benefit of the Secured Party shall be assignable only to a Holder succeeding the Secured Party as Collateral Agent pursuant to the terms and conditions of the Note. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of Group and Operating acknowledges receipt of a copy of this Agreement.
          22. Counterparts.
     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and of which, when taken together, will be deemed to constitute one and the same agreement.
          23. Joint and Several Liability.
     Each of Group and Operating is accepting joint and several liability under this Security Agreement and the Note in consideration of the financial accommodation to be provided to each of them in connection with the issuance of the Note, for the mutual benefit, directly and indirectly, of each of Group and Operating and in consideration of the undertakings of Group and Operating to accept joint and several liability for the obligations of each of them.
[Remainder of page intentionally blank]

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     IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

COVAD COMMUNICATIONS GROUP, INC.

By:

Title:

COVAD COMMUNICATIONS COMPANY

By:

Title:
ACCEPTED:

EARTHLINK, INC.

By:

Title:

Exhibit D
AGREEMENT FOR XGDSL SERVICES
THIS AGREEMENT FOR XGDSL SERVICES (“Agreement”) is entered into and effective as of March ___, 2006 (the “Effective Date”), by and between Covad Communications Company, a California corporation (“Covad”) with offices at 110 Rio Robles, San Jose, CA 95134, and EarthLink, Inc., a Delaware Corporation with offices at 1375 Peachtree Street, Atlanta, Georgia, 30309 (“EarthLink”). Covad and EarthLink are jointly referred to herein as the “Parties” or individually as a “Party.”
RECITALS
WHEREAS, EarthLink and Covad entered into the “Agreement for Next Generation DSL Service” on May 26, 2005 (“Trial Agreement”) for the development and deployment of Covad’s XGDSL services, including IP based voice and data services (collectively, “XGDSL Services”), and both Parties are currently collaborating in a limited commercial trial in the three metropolitan markets of the Dallas, TX, Seattle, WA and the San Jose/San Francisco Bay Area, CA;
WHEREAS, both Parties intend to proceed with commercial deployment of XGDSL Services in additional select markets nationwide;
WHEREAS, Covad is willing to provide EarthLink with XGDSL Services and EarthLink desires to purchase XGDSL Services for commercial use to residential and business end users;
WHEREAS, EarthLink will provide to Covad $50 million in investment funding to enable Covad to offer XGDSL Services in additional select markets in the Phase I Areas (as defined below) under the terms of this Agreement, in return for which Covad will issue equity of $10 million and convertible debt of $40 million to EarthLink (the “Phase I Financing”) on the Effective Date and pursuant to the certain financial agreements between the Parties, including the 12% Senior Secured Convertible Note due 2011 (“Phase I Note”), the Purchase Agreement, the Security Agreement, and the Registration Rights Agreement (collectively, the “Financing Agreements”);
WHEREAS, subject to certain terms and conditions as set forth in this Agreement, EarthLink may provide to Covad up to $43.6 million in investment funding to enable Covad to offer XGDSL Services in additional select markets in the Phase II Areas (as defined below) under the terms of this Agreement (but not more than the amount required to complete construction in the central offices (“COs”) to be built in the Phase II Areas) (the “EarthLink Phase II Financing”);
WHEREAS the Parties wish to enter into a new agreement regarding the provision of XGDSL Services by Covad to EarthLink that will restate and amend the Trial Agreement;
NOW THEREFORE, in exchange for the mutual covenants and agreements contained herein, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1.	XGDSL SERVICE.
1.1	Overview. The XGDSL Service offered by Covad to EarthLink uses next-generation Digital Subscriber Line Access Multiplexer (“DSLAM”) technology/equipment located in the COs of incumbent local exchange carriers (“ILECs”) for the provision of data digital subscriber line (“DSL”) service and for the provision of voice services as well as value-added services. The XGDSL Service will be offered via unbundled loops purchased by Covad as unbundled network elements (“UNE”) pursuant to Covad’s interconnection agreements with ILECs. As used in this Agreement, the term “XGDSL Service” refers to services that will include next generation DSL data services and providing EarthLink End Users with the ability to place telephone calls after EarthLink has added certain additional services to the XGDSL Service including, but not limited to, voice switching, numbering resources, and connectivity to the Public Switched Telephone Network (“PSTN”).

1.2	Scope.
1.2.1	This Agreement is for the provision of XGDSL Service from Covad to EarthLink in the following geographic service areas: (1) the 133 ILEC COs listed in Exhibit 1 of the Trial Agreement in the three Metropolitan Areas of the Dallas, TX, Seattle, WA and the San Jose/San Francisco Bay Area, CA (the “Trial Areas”); (2) the metropolitan markets served by the ILEC COs listed in Exhibit 1 of this Agreement (the “Phase I Areas”); and (3) the metropolitan markets served by the ILEC COs agreed upon by the Parties in accordance with Exhibit 2 hereto (the “Phase II Areas”).

1.2.2	This Agreement shall supersede all sections, Exhibits, and provisions of the Trial Agreement, unless specifically referenced in this Agreement. Sections, provisions, and Exhibits of the Trial Agreement that are so referenced are hereby incorporated into this Agreement by this reference. If the portions of the Trial Agreement that are incorporated into this Agreement by reference are found to be inconsistent with this Agreement, then the terms of this Agreement shall prevail.
1.3	Service Description and Parameters. The XGDSL Service will provide EarthLink with a broadband DSL data and next-generation voice (after EarthLink adds certain technical services to the XGDSL Service) services via one or more UNE-loop connection(s) to the residence or office of the EarthLink end user (the “End User”), or the ability to offer the End User either a combination of data or voice service or a voice or data service singly, at EarthLink’s discretion and subject to technical and ILEC limitations. EarthLink will combine the XGDSL Service with its own information service applications to offer a retail service to the End Users, which may include, at EarthLink’s business discretion: voicemail; access to a variety of stored data concerning the End User’s voice services; enhanced unified messaging services; and other enhanced functionalities for the data, and voice components of the EarthLink service (the “EarthLink Service”). Nothing in this Agreement shall limit EarthLink’s ability to use the XGDSL

Service for any lawful purpose, to offer any EarthLink Service to any class of End Users, including without limitation residential and/or business End Users, or to limit in any way EarthLink’s ability to set the rates for the EarthLink Services that use the XGDSL Service. Exhibit 6 to this Agreement describes EarthLink’s requirements for video functionality for the Covad DSLAMs. Video capabilities may be added to XGDSL Services at a later date subject to additional terms and conditions to be agreed by the Parties in writing.
1.4	Operational Plan for Covad Technology Equipment/Technology Augmentation.
1.4.1	With respect to the Phase I Areas, the Parties will follow the Milestone Schedule in Exhibit 1 of this Agreement. During the Phase I Milestone Schedule, Covad may also deploy or build out XGDSL Service equipment in any CO not included in the Phase I Areas unless such deployment or build out would materially interfere with, slow, or impair Covad’s ability to meet the Phase I Milestone Schedule.

1.4.2	With respect to the Phase II Areas, the Parties will follow the Milestone Schedule in Exhibit 2 of this Agreement.

1.4.3	Subject to the availability of funds from EarthLink under the Financing Agreements with respect to the Phase I Areas and funding for the Phase II Areas as described in this Agreement, Covad is responsible for the costs of the equipment, services and infrastructure necessary for the COs in the Trial Areas, Phase I Areas, and Phase II Areas to provide XGDSL Services.
1.5	Governance. Two senior management representatives to be designated in writing by each Party (each, a “Designated Senior Officer”) shall serve on the Covad-EarthLink XGDSL Team (the “Team”). All of the members of the Team shall meet during each calendar month of the Phase I Milestone Schedule and the Phase II Milestone Schedule, unless the Parties mutually agree in writing otherwise. At each meeting, the Parties will discuss the build-out progress of the prior month, the state of XGDSL technology and equipment upgrades and the Parties’ ongoing efforts to incorporate XGDSL technology and feature enhancements into the Covad Network (as defined in Exhibit 4), as well as any unresolved matters from prior months. In addition, Covad shall prepare a weekly report and shall provide to each member of the Team concerning CO build out completed in the prior week, and EarthLink may request a detailed report on any issue at a monthly meeting, provided that EarthLink shall provide written notice with respect to the issue to be addressed five business days prior to the applicable monthly meeting. After completion of the respective Milestone Schedules, the Parties shall continue to have monthly operational and planning meetings as mutually agreed. In addition to the build-out review meetings described above, employees of Covad and EarthLink that have been designated by their respective Team members shall meet on a monthly basis during the Term of this Agreement to review and discuss the service, service level, and XGDSL technology/upgrade issues that arise concerning the XGDSL Service. If, at any time, one Party finds that its operational, service, or technology/feature enhancement issues are not being resolved in a satisfactory manner or if one Party has any other concerns or disputes arising under this Agreement, then that Party will follow the escalation process outlined in Exhibit 5 hereto. Notwithstanding anything in this Agreement to the contrary, either Party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or equitable relief, as necessary, without complying with this Section or Exhibit 5.

1.6	End User Support and Billing. EarthLink shall provide Tier 1 support, End User billing and customer management services associated with the XGDSL Service. Covad and EarthLink will work together to jointly establish mutually agreed upon End User operating procedures (the “Operating Procedures”). Within the framework of the Operating Procedures, the Parties will work together to diligently troubleshoot all issues and problems that arise concerning the XGDSL Service. Covad shall also provide EarthLink with Tier 2 support of the XGDSL Service, including on technical issues, on a continuous “24 by 7” basis and assist and provide support for EarthLink technical support and engineers as they resolve XGDSL Service quality or degradation issues, as outlined in the Operating Procedures and as set forth in the Exhibits to this Agreement. Additional details regarding responsibilities of the Parties are described in Exhibit 4 of this Agreement.

1.7	Provision of Services.
1.7.1	Subject to the provisions of this Agreement, Covad will use reasonable commercial efforts to supply the XGDSL Services that EarthLink may order from time to time through Covad’s ordering web site located at http://support.covad.com (the “Web Site”) or Covad’s xLink APIs. All XGDSL Services will be supplied in accordance with the Agreement, including the Exhibits hereto, and the then-most current version of the Covad Standard Customer Policies (“CSCP”), which is available on the Web Site. Each of these documents is incorporated into this Agreement by this reference; should any inconsistency exist or arise between a provision of this Agreement or any Exhibit and the CSCP, the provision of this Agreement or the Exhibit shall prevail; all specific language of the Exhibits shall prevail over general language of the Agreement, except as expressly otherwise set forth in the provisions of this Agreement prior to the Exhibits. Except as set forth in this Agreement, Covad reserves the sole and exclusive right to determine its service area, and the right to maintain, reconfigure, or discontinue any Service or other product. EarthLink understands that Covad’s performance is dependent in part on EarthLink and its End Users and on third parties. Accordingly, except as specifically provided for in this Agreement, any performance to be rendered by Covad hereunder shall be appropriately waived or delayed to account for such actions or inactions. EarthLink shall provide Covad with all information reasonably requested (including, without limitation, information about each End User) to allow successful completion of each order placed.

1.7.2	Covad shall provide EarthLink the additional operating system, reporting, and provisioning-related functionality specified in Exhibit 3 of this Agreement.

1.7.3	Covad shall provision XGDSL Services to EarthLink in the Trial Areas, the Phase I Areas, and the Phase II Areas in accordance with this Agreement.
2.	PAYMENT FOR SERVICES.
2.1	Rates for XGDSL Services. The rates of Covad’s XGDSL Services provided to EarthLink in the Trial Areas, the Phase I Areas, and the Phase II Areas are set forth in Exhibit 4 of this Agreement.

2.2	Prepaid Funds from Trial Agreement.
2.2.1	Pursuant to the Trial Agreement, EarthLink has previously remitted a cash payment to Covad in the amount set forth in Section 1 of Exhibit 7 of this Agreement (the “Prepaid Funds”). Except as provided for herein, Prepaid Funds are non-refundable. Covad confirms that the Prepaid Funds were expended by Covad exclusively and solely to defray the upfront costs of providing the XGDSL Services under the Trial Agreement to purchase and deploy new DSLAMs and other equipment, to augment Covad’s network and to purchase line cards for the XGDSL Services.

2.2.2	The Parties agree that the terms of this Section shall be as stated in Section 1 of Exhibit 7 of this Agreement, and those terms are incorporated by reference herein.

2.2.3	The Parties agree that the terms of this Section shall be as stated in Section 2 of Exhibit 7 of this Agreement, and those terms are incorporated by reference herein.

2.2.4	If EarthLink requests that Covad support a technical trial and/or market trial of video services (a “Video Trial”) utilizing the XGDSL Service, the Parties shall promptly discuss the scope of work and costs associated with the Video Trial, which shall be subject to their mutual written agreement. In addition, if EarthLink desires to fund the development of additional XGDSL functionality and/ or support capabilities or services not otherwise required under the terms of this Agreement, the parties will engage in good faith discussions with respect to the costs involved, and EarthLink may elect to fund such development efforts through a prepayment for services or through other means under mutually agreeable terms and conditions.
2.3	Invoices. Covad will invoice EarthLink for all amounts due hereunder as set forth in this Agreement. The Prepaid Funds will be used to offset charges in the manner specified in Section 2.2 of this Agreement. Covad shall invoice EarthLink once a month by providing access to an electronic invoice. Covad will bill EarthLink for recurring charges on the first day of the month in which Covad provides the XGDSL Services. For example, Covad’s July 1 invoice will bill

EarthLink for XGDSL Services to be received from July 1 to July 31. For new End Users setup during a month, Covad’s next invoice will reflect all fees associated with the setup of such End User, prorated monthly fees for XGDSL Services for such month, and the advance monthly fees for XGDSL Services for the following month. For example, if Covad installs XGDSL Service for an End User on July 15, the August invoice for that End User will include (a) all one time non-recurring fees, (b) the pro-rated monthly fees for July 15 through July 31, and (c) the monthly fees for August. Fees shall be due upon receipt of the invoice or the notification of billing and will be considered late if not paid within forty-five (45) calendar days after the date of the invoice or the notification of billing. Late payments will accrue interest at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by applicable law, whichever is lower, and EarthLink shall pay all collection costs incurred by Covad (including, without limitation, reasonable attorney’s fees). If EarthLink disputes any of the amounts on an invoice (“Disputed Amounts”), EarthLink must pay all amounts not in dispute as set forth above and provide Covad with a written request for billing adjustment together with all supporting documentation within 60 days from the date of the invoice for which EarthLink is claiming a billing dispute or EarthLink’s right to billing adjustment shall be waived. Covad shall waive its right to back bill for any misbilled XGDSL Services that are more than sixty (60) days old and have not appeared on EarthLink’s invoice within such sixty (60) day period except in the case of Loop Charges, as defined in Exhibit 4. In the event of a billing dispute, the Parties shall promptly resolve the dispute by mutual agreement under the process set forth in Exhibit 5 or, if the Parties cannot mutually agree, by litigation in accordance with the process described below in Section 7.9.
2.4	Taxes.
2.4.1	Definitions and Responsibilities. EarthLink shall be responsible for and pay all applicable federal, state and local taxes (hereinafter called “taxes”) imposed on or with respect to the XGDSL Services and/or customer premises equipment (“CPE”) that are the subject of this Agreement. For purposes of this Agreement, “taxes” shall only include impositions administered by federal, state or local tax and/or revenue bodies. Examples that may or may not apply to XGDSL Services sold under this Agreement include but are not limited to, federal excise tax, sales and use taxes, municipal occupation and license taxes, excise taxes, business and occupation and other similar transaction taxes, 911 taxes, Universal Service Fund fees and surcharges and other similar taxes. For purposes of this Agreement, “taxes” do not include any taxes that are imposed on or measured by the net income or net worth of Covad or the value of tangible or intangible property owned by Covad.

2.4.2	Resale Certificate. To the extent that EarthLink seeks to be exempt from the application of the Federal Excise tax, retail sales, use, excise, gross receipts, or other similar transaction taxes imposed on or with respect to the XGDSL Services provided by Covad under the terms of this Agreement, on the basis that EarthLink’s purchases from Covad are for resale in the ordinary course of business, EarthLink shall file with Covad a properly executed and qualified resale certificate or statement as required or otherwise permitted by applicable law, rule, regulation or administrative practice (“Resale Certificate”), stating that such purchases are for resale and will be resold by EarthLink in the regular course of business. Covad may request EarthLink to provide new Resale Certificates not more frequently than annually. EarthLink will notify Covad in writing within 30 days of any change in its tax status or change in its business practices which would invalidate any Resale Certificate issued as part of this agreement. Such exemptions should be sent directly to: Covad Communications Company, 110 Rio Robles, San Jose, CA 95134, ATTN: Finance — Tax Department, with a copy to the address set forth in the notice provision herein.

2.4.3	Adverse Resale Certificate Determinations. If a taxing jurisdiction issues a “final determination” that Covad owes taxes on any or all of the XGDSL Services provided to EarthLink under this Agreement that Covad did not originally collect and remit because of EarthLink’s submission to Covad of a Resale Certificate, EarthLink agrees to pay Covad such taxes, plus any applicable interest or penalties within 30 days of being given notice of the final determination by Covad. For purposes of the aforementioned provision, “final determination” shall mean a formal tax assessment issued by a federal, state or local tax administrator’s auditing division or body, which in accordance with applicable statute or regulation, may be appealed by the taxpayer to a separate administrative or judicial review body for further consideration of the underlying merits thereof. Covad agrees to take whatever steps necessary under applicable law to transfer its rights of appeal with regard to such a “final determination” to EarthLink. In the event that applicable law prevents Covad from transferring to EarthLink any rights necessary for an appeal, Covad is under no obligation to pursue an appeal of the “final determination” in question unless EarthLink directly pays all costs, legal fees, attorneys fees and other expenses incurred by Covad as a result of the appeal. In the event that EarthLink pays for Covad’s appeal of a “final determination” as described above, Covad agrees that all decisions regarding the appeal will be made by EarthLink with the exception of decisions that could harm Covad’s good name, reputation, or financial interests. Furthermore, upon receipt of any written or verbal indication from a state or local jurisdiction articulating an intent to assess taxes on XGDSL Services sold to EarthLink pursuant to this Agreement, Covad agrees to formally reply to the jurisdiction in question as follows: “Upon receipt and good faith acceptance of a validly tendered resale certificate signed by an officer of EarthLink, Inc., under penalty of perjury, Covad did not impose state (or local) tax upon the transactions in question. Any dialogue regarding the imposition of tax on these purchases should be directed to EarthLink, Inc. Please see enclosed copy of resale certificate in question.”

2.4.4	Cooperation. The parties agree to cooperate with each other to more accurately determine each Party’s tax liability and to use their best efforts to minimize such liability to the extent legally permissible. Within twenty five (25) days of the date of receipt of any proposed assessment or audit work papers that indicate or tend to indicate a jurisdiction’s intent to assess tax on upon XGDSL Services rendered under this Agreement, Covad shall notify EarthLink of and cooperate with EarthLink to coordinate any response to the Claim. For any tax for which EarthLink would ultimately bear the burden upon issuance of a formal assessment, EarthLink shall be responsible for all decisions regarding response to the proposed assessment or audit work papers with the exception of decisions that could harm Covad’s good name, reputation, or financial interests. The rights to any refund of tax and related interest shall inure to the Party bearing the burden of the Tax.
2.5	Regulatory Fees and Recovery Surcharges. In addition to “Taxes” discussed in Section 2.4, EarthLink shall be responsible for and pay all applicable FCC mandated federal, state and local fees/impositions directly imposed by telecommunications, public utility or other similar regulatory bodies upon the XGDSL Services provided by Covad to EarthLink pursuant to this Agreement. To the extent that relevant federal, state or local regulatory agencies seek to impose directly upon EarthLink the same regulatory fee(s) already imposed or recovered from EarthLink by Covad, Covad agrees to assist EarthLink in dealing with such regulatory bodies in an effort to ensure, where permissible under relevant law, that only one imposition of a regulatory fee is incurred by EarthLink (regardless of whether such imposition is effected via direct imposition of such fee upon EarthLink by the relevant government agency or via direct imposition or recovery by Covad). Where feasible under relevant federal, state or local law, Covad agrees to forgo imposition or recovery of a regulatory fee where it is established by applicable law that EarthLink will be the sole Party bearing legal obligation to report and pay such regulatory fee or surcharge.

2.6	Most Favored Nations Provision. The Parties agree that the terms of this Section 2.6 (including without limitation subsections 2.6.1, 2.6.2, and 2.6.3, as applicable) shall be as stated in Section 3 of Exhibit 7 of this Agreement, and those terms are incorporated by reference herein.

2.7	End User Terms. EarthLink shall purchase XGDSL Service arrangements for each End User for an initial term of twelve (12) months beginning on the Billing Start Date (as defined in Exhibit 4) (“End User Term”), after which Covad shall continue to provide XGDSL Services to EarthLink for such End User on a month-to-month basis, subject to continuing payment of applicable fees and EarthLink’s compliance with terms and conditions of this Agreement.
3.	COLLECTION, USE AND DISCLOSURE OF EARTHLINK END USER INFORMATION.

Covad agrees that End User Information is the Proprietary Information of EarthLink and that Covad shall not use or disclose such information (including without limitation sell such information or use such information to sell products or services) except in performing under this Agreement. Covad may cooperate with law enforcement organizations that have requested information regarding EarthLink or End Users and provide such organizations with any information requested, including, but not limited to, names, email addresses, mailing or contact addresses, IP addresses and telephone numbers.

“End User Information” means the information provided by EarthLink or otherwise obtained under this Agreement regarding the End Users’ names, email addresses, addresses, phone numbers, usernames, passwords, financial information and other identifying information obtained from EarthLink under this Agreement or an EarthLink End User.
4.	TERM AND TERMINATION.
4.1	Term. This Agreement shall commence on the Effective Date, and, unless earlier terminated as provided herein, shall continue in effect for ten (10) years from the Effective Date (“Term”).

4.2	Termination for Default. Either Party may terminate this Agreement without liability to the other Party immediately by written notice in the event the other Party (i) is convicted of fraud, criminal conduct or willful misconduct in connection with the business relationship of the Parties, or (ii) becomes insolvent, becomes involved in any liquidation or termination of its business, is adjudicated an involuntary bankrupt or effects an assignment for the benefit of creditors.

4.3	End User Transition. In the event of a termination of this Agreement or a Covad discontinuance of the XGDSL Service to EarthLink in any of the COs located in the Trial Areas, the Phase I Areas, or the Phase II Areas that is expressly permitted under this Agreement other than for non-payment or other breach by EarthLink, the Parties shall work together beginning at least ninety (90) days prior to XGDSL Service discontinuance or termination of this Agreement to manage the transition of affected EarthLink End Users to another comparable service in a manner that will ensure uninterrupted service to End Users, to the extent reasonably feasible, provided that EarthLink remains current on all undisputed charges invoiced by Covad. Both Parties shall dedicate sufficient personnel and resources for the End User transition. EarthLink will be responsible for all monetary charges associated with such transition and EarthLink shall remain liable for any related disconnection charges. Notwithstanding the foregoing, if an XGDSL Service is discontinued due to Covad’s closure of a CO located in the Trial Areas, the Phase I Areas, or the Phase II Areas that is permitted under this Agreement, EarthLink will not be responsible for any disconnection charges (including Loop Charges for disconnection as defined in Exhibit 4). In the event of an End User transition from the XGDSL Service to a different Covad service provided to EarthLink that requires cancellation of the UNE-L (e.g., a line-shared data-only service), Covad will credit to EarthLink the disconnection charges (but not Loop Charges) associated with the disconnection of the XGDSL Service provided that: (a) EarthLink places an order and enters into a new one-year term for the same End User for the new service within thirty (30) days of disconnection of the XGDSL Service, and (b) EarthLink submits a credit request for the XGDSL disconnection fee within thirty (30) days of the Billing Start Date for the new service. In the event of an End User transition from the XGDSL Service to a different Covad service provided to EarthLink that does not require disconnection of the UNE-L, Covad will credit to EarthLink the disconnection charges associated with the disconnection of the XGDSL Service provided that: (a) EarthLink places an order and enters into a new one-year term for the same End User for the new service within thirty (30) days of disconnection of the XGDSL Service, and (b) EarthLink submits a credit request for the XGDSL disconnection fee within thirty (30) days of the Billing Start Date for the new service. Covad may elect to close COs that were built out with the Prepaid Funds, the Phase I Financing, the EarthLink Phase II Financing, or the Phase II Remainder Financing, subject to the provisions of this Section 4.3 and Section 4.5 below.

4.4	Additional Default Provisions. If EarthLink fails to pay the undisputed fees for XGDSL Services within forty-five (45) calendar days after invoice date, upon seven (7) days written notice to EarthLink (or if EarthLink fails to meet any of its other material obligations under this Agreement after being given fifteen (15) days prior written notice to cure such other non-payment related breach), Covad may stop taking orders for additional XGDSL Services and stop provisioning XGDSL Services not yet installed until EarthLink pays the undisputed amount or otherwise cures the applicable breach. If EarthLink fails to pay the undisputed fees for XGDSL Services within sixty (60) calendar days after such notification (“Payment Default”), Covad may do any or all of the following in its discretion and upon seven (7) days written notice: (i) terminate any or all of the XGDSL Services, (ii) disconnect any End Users and treat such disconnection as a disconnection of the circuit by EarthLink, (iii) terminate this Agreement, (iv) notify EarthLink ‘s End Users of the pending termination, (v) transition EarthLink’s End Users to Covad or another customer of Covad, and (vi) set off and apply any and all Prepaid Funds, marketing development, funds, refunds, financial obligations or other financial incentive to the extent the foregoing amounts are owed by Covad to or for the account of EarthLink under this Agreement against any and all of EarthLink’s undisputed and unpaid amounts under this Agreement. In the event of a termination due to EarthLink’s nonpayment, EarthLink shall remain responsible for and shall pay Covad all fees accrued prior to the date of termination and all liability imposed hereunder for terminating the End Users prior to the end of their respective End User Terms. Covad will repay any remaining Prepaid Funds (without interest) within two years of the termination for Payment Default.

4.5	Substantial Nonperformance Remedy. If a Substantial Performance Failure (as defined below) occurs during the Term of this Agreement, then within thirty (30) days notice thereafter and provided that the notice provisions set forth herein are fully complied with, EarthLink may elect to have the remaining principal of its Note amortized as described in Section 1(d) of the Note. EarthLink shall be required to complete the escalation procedures set forth in Exhibit 5 prior to asserting a Substantial Performance Failure.

“Substantial Performance Failure” shall mean: (1) Covad’s substantial, willful and intentional failure to provide the XDSL Services in accordance with the terms of this Agreement for a period of no less one hundred and twenty (120) days, such that EarthLink suffers substantial economic harm or loss in its provision of service to its End Users; or (2) Covad’s refusal or failure for a period of no less than ninety (90) days to provision at least fifty percent (50%) of valid new EarthLink XGDSL orders in twenty-five percent (25%) or more of the COs built out with the Phase I Financing, combined with, if applicable, COs built out with the EarthLink Phase II Financing or the Phase II Remainder Financing, provided that such failure is not the result of erroneous forecasts supplied by EarthLink; or (3) Covad’s closure of twenty-five percent (25%) or more of the COs built out with the Phase I Financing, combined with, if applicable, COs built out with the EarthLink Phase II Financing or the Phase II Remainder Financing (the “Multiple CO Closure”). In the event that Covad intends to proceed with a Multiple CO Closure as described above, Covad will provide at least one hundred twenty (120) days prior written notice to EarthLink.
5.	RELATIONSHIP OF PARTIES.
5.1	Nature of Relationship. This Agreement is not intended to constitute, create, give effect to or otherwise recognize an association, agency, joint venture, partnership or formal business organization of any kind between the Parties, or to impose any liability attributable to such a relationship upon either Party, and the rights and obligations of the Parties shall be only those expressly set forth herein. During the Term of this Agreement, the Parties shall remain responsible for their own employees.

5.2	Non-Exclusivity.
5.2.1	This is a non-exclusive Agreement. Nothing contained herein shall be deemed to restrict either Party from quoting, offering to sell or selling to others. Nothing contained in this Agreement precludes or in any way limits either Party from entering into agreements with other entities for the provision of XGDSL Service or similar services. EarthLink has no minimum obligations to purchase XGDSL Services under this Agreement.

5.2.2	The obligations set forth in this Section 5.2.2 only apply if (i) Covad rejects the EarthLink Phase II Financing as described in Section 9.2 below; or (ii) Covad accepts Phase II Alternative Financing as described in Section 9.2.4 below. Subject to the preceding sentence, if, at any time prior to the MFN Expiration Date as defined in Section 2.6.1 above, Covad provides XGDSL Services to another entity from a CO within the Phase II Areas, Covad shall offer to provide XGDSL Services to EarthLink from any and all such COs under the rates, terms, and conditions of this Agreement.
6.	FORCE MAJEURE EVENTS.
6.1	Responsibilities of the Parties. Neither Party will be held responsible for any delay or failure in performance of any part of this Agreement (other than obligations to pay money) to the extent that such delay or failure is caused, without fault of the Party seeking to rely on this section, by fire, flood, storm, material shortages, riot, insurrection, labor conditions, earthquake, explosion, war, strike, embargo, military or similar civil authorities, act of God or by the public enemy, failure of public transportation facilities, failure of public power sources, changes in laws or governmental regulations or other causes beyond the reasonable control the parties (“Force Majeure Event”). If any Force Majeure Event occurs, the Party delayed or unable to perform will give reasonably prompt notice under the circumstances of such condition(s) to the other Party.

6.2	Upon giving notice to the other Party as set forth in Section 6.1, the Party affected by the Force Majeure Event shall be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party’s obligations relate to the performance affected by such interference). The performance of both Parties shall be extended up to the length of time the Force Majeure Event continues. The Party initially affected by the Force Majeure Event shall use its commercially reasonable best efforts to avoid or remove the cause of non-performance and both Parties shall proceed to perform with dispatch once the interfering conditions created by the Force Majeure Event are removed or cease. However, if the Force Majeure Event continues for more than one (1) year, EarthLink shall have the right to apply any unapplied balance of the Prepaid Funds in twenty four equal monthly amounts to offset any and all payment obligations of EarthLink to Covad for monthly recurring fees under other agreements, including but not limited to monthly recurring obligations on Covad’s DSL or BIA services.
7.	STANDARD LEGAL PROVISIONS.
7.1	Waiver. No amendment or waiver of any provisions of this Agreement shall be effective unless the same shall be in writing and signed by a duly authorized representative on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any Party to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

7.2	Assignment. Any assignment by either Party to any entity of any right, obligation or duty, in whole or in part, or of any other interest hereunder, shall be void without the written consent of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either Party shall have the right to assign this Agreement and the obligations hereunder to any successor of such Party by way of merger, consolidation or the acquisition of all or substantially all of the securities or assets of the assigning Party relating to this Agreement; provided that such successor entity agrees in writing and to be bound by all the terms of this Agreement. Further, either Party shall have the right to enter into one or more subcontracts with third parties (and such subcontracts, or any similar outsourcing arrangement, shall not be considered an assignment for purposes of this Agreement), pursuant to which it engages such third parties to perform its contemplated operational functions hereunder (e.g., in the case of EarthLink, order processing, EarthLink End User relations, billings, EarthLink End User installations, etc.). Further, nothing in this Agreement shall limit EarthLink’s ability to purchase XGDSL Services under this Agreement on behalf of an EarthLink affiliate or an affiliate’s End User; provided, however, any purchase of XGDSL Services by an affiliate shall be considered a purchase by EarthLink and EarthLink shall remain responsible under the terms of this Agreement for all purchases by an affiliate. For purposes of this Section, an “affiliate” means any legal entity that is controlled by EarthLink, is under common control with EarthLink, or that controls EarthLink.

7.3	Warranty/Representation. These provisions are material terms of this Agreement. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the rights and licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound or any applicable governmental law or regulation to which it is subject; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

7.4	Indemnification and Insurance Obligations. For purposes of this Section 7.4, the term “EarthLink Service” is as defined in Section 1.3 but does not include the XGDSL Service provided by Covad.
7.4.1	Indemnification by EarthLink. EarthLink agrees to defend, indemnify and hold Covad and the officers, directors, agents, affiliates, distributors, franchisees and employees of Covad harmless from and against any and all third party claims, losses, damages, actions, liabilities, expenses, or costs, including reasonable attorneys fees (including allocated costs for in-house legal services), arising out of any claim, demand, action, suit, investigation, arbitration or other proceeding (“Claim”): (i) by a third party to the extent directly or indirectly resulting from any act or omission by EarthLink in performance of its duties or obligations under this Agreement which constitutes grossly negligent or reckless conduct or (ii) arising from an End User claim in connection with; (a) this Agreement; (b) the Services or equipment provided to such End User by EarthLink or Covad, or the failure to provide such Services or equipment; and (c) any misrepresentation made to End User by EarthLink regarding the Services and/or equipment. The foregoing obligation of EarthLink shall not apply to the extent Covad is responsible for indemnifying EarthLink for such a Claim pursuant to Section 7.4.2 below.

If a third party makes a Claim against Covad that the EarthLink Service provided by EarthLink (including without limitation any equipment that EarthLink uses in providing the EarthLink Service, such as EarthLink’s softswitch(es)) infringes any U.S. patent, copyright, trade secret, or other form of intellectual property right, EarthLink will defend, indemnify and hold harmless Covad against such Claim and pay all costs, damages and expenses (including reasonable legal fees) finally awarded against Covad by a court of competent jurisdiction or agreed to in a written settlement agreement signed by EarthLink arising out of such Claim, provided that Covad complies with Section 7.4.3 below.

Notwithstanding the foregoing, EarthLink has no liability for, and Covad will defend and indemnify EarthLink against, any IP Claim arising from:
(a)	the combination, operation, or use of an EarthLink Service with any product, device, or software utilized, provided or supplied by Covad for use with the EarthLink Service, where without such combination, operation or use there would have been no infringement; provided, however, that if an End User makes such combination, EarthLink shall have no liability for such IP Claim, but Covad shall also not be required to defend and indemnify EarthLink;

(b)	the alteration or modification by Covad of any EarthLink Service;

(c)	EarthLink’s compliance with Covad’s designs, specifications, or instructions; or

(d)	Covad’s use of the EarthLink Service after fifteen (15) days from the date EarthLink has informed Covad of modifications or changes in the EarthLink Service required to avoid such an IP Claim if the alleged infringement would have been avoided by implementation of EarthLink’s recommended modifications or changes. EarthLink will pay for all of the reasonable costs of any such recommended changes.
7.4.2	Indemnification by Covad. Covad agrees to defend, indemnify and hold EarthLink and the officers, directors, agents, affiliates, distributors, franchisees and employees of EarthLink harmless from and against any and all third party Claims to the extent directly or indirectly caused by (i) any act or omission in performance of its duties under this Agreement which constitutes grossly negligent or reckless conduct, (ii) any personal injury or tangible property damage resulting from Covad’s or its agents’ negligent or willful acts during the course of providing or maintaining the XGDSL Service; provided, however, that such indemnity shall not be available to the extent such damage is caused, directly or indirectly, by EarthLink’s or End User’s acts or omissions. The foregoing obligation of Covad shall not apply to the extent EarthLink is responsible for indemnifying Covad for such a Claim pursuant to Section 7.4.1 above.

If a third party makes a Claim against EarthLink that the XGDSL Service provided by Covad (including without limitation any equipment that Covad uses in providing the XGDSL Service) infringes any U.S. patent, copyright, trade secret, or other form of intellectual property right (“IP Claim”), Covad will defend, indemnify and hold harmless EarthLink against the IP Claim and pay all costs, damages and expenses (including reasonable legal fees) finally awarded against EarthLink by a court of competent jurisdiction or agreed to in a written settlement agreement signed by Covad arising out of such IP Claim, provided that EarthLink complies with Section 7.4.3 below. If EarthLink has services provided by other service providers that are subject to the IP Claim, then Covad’s obligation will be to pay a pro rata portion of such damages, costs, liabilities or expenses, based on the percentage of EarthLink’s total end users for whom Covad has provided the claimed infringing services. Such allocation shall also be consistent with Section 7.4.3 below. EarthLink and Covad will use commercially reasonable efforts to permit, as applicable, the Party (either Covad or another service provider) that bears the greatest proportional responsibility for the IP Claim to control the defense and settlement of such IP Claim, as between Covad and the other service providers. Neither Covad nor EarthLink shall be bound or materially prejudiced without its prior written consent.

If, due to an IP Claim or the threat of an IP Claim, (i) the XGDSL Services provided by Covad are held by a court of competent jurisdiction, or in Covad’s reasonable judgment may be held to infringe by such a court, or (ii) EarthLink receives a valid court order enjoining EarthLink from using the XGDSL Services, or in Covad’s reasonable judgment, EarthLink may receive such an order, Covad shall in its reasonable judgment and at its expense, (a) replace or modify the XGDSL Services to be non-infringing without materially reducing the functions and features of the XGDSL Service; (b) obtain for EarthLink a license to continue using the XGDSL Service; or (c) if non-infringing XGDSL Services or a license to use cannot be obtained, either Party may terminate the use of the infringing XGDSL Services without liability.

Notwithstanding the foregoing, Covad has no liability for, and EarthLink will defend and indemnify Covad against, any IP Claim arising from:
(a)	the combination, operation, or use of a XGDSL Service with any product, device, or software utilized, provided or supplied by EarthLink for use with the XGDSL Service, where without such combination, operation or use there would have been no infringement; provided, however, that if an End User makes such combination, Covad shall have no liability for such IP Claim, but EarthLink shall also not be required to defend and indemnify Covad;

(b)	the alteration or modification by EarthLink of any XGDSL Service supplied under this Agreement; Covad’s compliance with EarthLink’s designs, specifications, or instructions; or

(c)	EarthLink’s use of the XGDSL Service after fifteen (15) days from the date that Covad has informed EarthLink of modifications or changes in the XGDSL Service required to avoid such an IP Claim if the alleged infringement would have been avoided by implementation of Covad’s recommended modifications or changes. Covad will pay for all of the reasonable costs of any such recommended changes.
7.4.3	Indemnification Procedure. To the extent that the indemnified Party’s or a third party’s negligent or intentional acts or omissions contributed to or caused the injury or damage for which a claim of indemnity is being asserted against the indemnifying Party hereunder, the damages and expenses (including, without limitation, reasonable attorneys’ fees) shall be allocated or reallocated, as the case may be, between the indemnified Party, the indemnifying Party and any other party bearing responsibility in such proportion as appropriately reflects the relative fault of such Parties, or their subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them, and the liability of the indemnifying Party shall be proportionately reduced. Notwithstanding the foregoing, each Party hereunder will bear responsibility for its own suppliers or vendors to the extent that the damages or expenses are due to the relative fault of that Party’s suppliers or vendors, and the relative fault of the supplier or vendor shall be deemed the relative fault of the Party contracting with such supplier or vendor.

Each Party agrees to promptly notify the indemnifying Party in writing of any indemnifiable Claim. The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising there from. The indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising there from, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim shall be entered into without the consent of the indemnified Party, which consent shall not be unreasonably withheld, unless the settlement includes an unconditional general release of the indemnified Party.

7.4.4	Acknowledgement. EarthLink and Covad each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The provisions of this Section 7 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

7.4.5	Insurance. During the Term of this Agreement, each Party shall maintain all insurance and/or bonds required by law or this Agreement, including but not limited to the following coverages:
a)	Workers Compensation as prescribed by the law of any state in which the work is to be performed;

b)	Employer’s Liability with limits of at least $1,000,000 each accident/$1,000,000 each employee by disease/$1,000,000 policy limit by disease;

c)	Commercial General Liability, including products/completed operations and contractual liability coverage, with limits of at least $1,000,000 per occurrence;

d)	Commercial Automobile Liability with a combined single limit of not less than $1,000,000 per occurrence;

e)	All Risks Property insurance on a replacement cost basis insuring a Party’s personal property at any of the other Party’s facilities; and

f)	Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverages described in b, c and d above.
Covad and its insurers shall waive any and all rights of subrogation against EarthLink; provided, however, that such waiver will not apply in those instances where EarthLink is responsible for any damages or losses.

EarthLink and its insurers shall waive any and all rights of subrogation against Covad; provided, however, that such waiver will not apply in those instances where Covad is responsible for any damages or losses.

Any required insurance and/or bonds shall not specifically exclude coverage for bodily injury and property damage caused by the failure of the XGDSL Services under this Agreement.

Covad shall also require its agents or subcontractors who may enter upon EarthLink’s premises or conduct work associated with this Agreement to maintain the same coverages required herein (other than All Risks Property insurance). Should insurance policy limits be exhausted or should a Party or its agents or subcontractors fail to maintain the required insurance coverages, neither such Party nor any of its agents and subcontractors will in any way be relieved from liability provided for herein to the other Party should a loss occur.

EarthLink will have the right, but not the obligation, to prohibit Covad or any agents or subcontractors from performing work under this Agreement until evidence that the insurance has been placed in complete compliance with these requirements is received and approved by EarthLink.

Covad will have the right, but not the obligation, to prohibit EarthLink from placing orders for XGDSL Services under this Agreement until evidence that the insurance has been placed in complete compliance with these requirements is received and approved by Covad.

All policy deductibles will remain the responsibility of the Party, its respective agents or its subcontractors.

All insurance provided by a Party shall be written by companies authorized to do business in the state or states where the work is to be performed. Each Party reserves the right to refuse to accept policies from companies with a rating of less than A- VII by the A.M. Best Company.

Each Party shall provide to the other certificates of insurance evidencing the required coverages (including evidence that such Party has been included as an additional insured) prior to execution of this Agreement. The Party’s insurers will attempt to give thirty (30) days written notice to the other Party prior to any policy cancellation or non-renewal. Failure of a Party to demand such certificates or to identify any deficiency in the insurance provided shall not be construed as or deemed to be a waiver of the such Party’s (or its agents’ or subcontractors’) obligation to maintain such insurance.

If any of the coverages are required to remain in force after termination of this Agreement, the Party shall submit additional certificates evidencing continuation of coverage until such obligation ends.
7.5	Audit Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement (“Records”). All such Records shall be maintained by each of the Parties in accordance with each Party’s reasonable business practices. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following: such audits shall not be made more frequently than once every twelve months. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

7.6	Entire Agreement. This Agreement and all Exhibits hereto constitute the entire agreement and understanding between the Parties. Subject to Section 1.2.2 above, this Agreement and all exhibits attached hereto supersede all prior understandings, oral or written agreements, representations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter the Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

7.7	Amendments. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by each Party, and by an executive of at least the same title as the executive who signed this Agreement or, on Covad’s behalf, by a member of Covad’s finance department having the title of Vice President or above.

7.8	Severability. If any provisions of this Agreement shall for any reason be held invalid, unenforceable or void in any respect under the laws and regulations of the jurisdiction governing this Agreement, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

7.9	Governing Law and Forum Selection. The laws of the State of Delaware shall govern this Agreement, without regard to the choice of law provisions thereof. Litigation between the Parties concerning this Agreement shall be brought in a forum in Los Angeles, CA or San Francisco, CA. The Parties hereby consent and submit to the in personam jurisdiction of such courts. The Parties waive any action instituted hereunder to the extent that an action is brought in the courts identified above.

7.10	Gratuities. Each Party will comply with all applicable laws, rules and regulations, whether federal, state, local or foreign, and its own company policies dealing with improper or illegal payments, gifts, or gratuities and will not directly or indirectly offer, make or give any payments, gifts or gratuities to any person (whether a governmental official or private individual) for the purpose of inducing such person to make a buying decision or to take any other action favorable to any Party in conjunction with any proposal.

7.11	Headings. The headings and subheadings herein are for ease of reference only and shall not be given substantive effect in this Agreement.

7.12	Survival of Provisions. The rights and obligations that by their terms or by their nature apply after expiration or termination shall survive any expiration or termination of this Agreement, including Sections 2.1, 2.2, 3, 4.3, 4.4, 5, 6, 7 (except 7.4.5), 10, 11, and 12. All other rights and obligations of EarthLink and Covad under this Agreement shall cease upon termination.

7.13	Compliance with Laws. The Parties hereto will each comply with all applicable federal, state and local laws, regulations, and codes in the performance of this Agreement. The Parties will use commercially reasonable efforts to take all regulatory and legal actions reasonably necessary to secure access to UNEs used as part of the XGDSL Service.

7.14	Limitation of Liability. NEITHER PARTY NOR ITS SUPPLIERS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM (1) ANY BREACH OF THIS AGREEMENT, OR (2) ARISING UNDER ANY OTHER THEORY OF LIABILITY (ARISING OUT OF THIS AGREEMENT), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL COVAD OR ITS SUPPLIERS BE LIABLE TO ANY END USER, OR ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO EARTHLINK’S BUSINESS OR ITS RELATIONSHIP WITH ITS END USERS. EXCEPT FOR SERVICE LEVEL AGREEMENT CREDITS SET FORTH IN EXHIBIT 4 TO THIS AGREEMENT, NEITHER PARTY NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY DAMAGES ASSOCIATED WITH THE INTERRUPTION, UNAVAILABILITY, OR LOSS OF USE OF SERVICES OR LOSS OF DATA, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY NOR ITS SUPPLIERS WILL BE LIABLE FOR UNAUTHORIZED ACCESS TO THE OTHER PARTY’S OR ITS CUSTOMER’S TRANSMISSION FACILITIES OR PREMISES EQUIPMENT OR FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF A CUSTOMER’S DATA

FILES, PROGRAMS PROCEDURES OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES, OR ANY OTHER METHOD, REGARDLESS OF WHETHER SUCH DAMAGE OCCURS AS A RESULT OF THAT PARTY’S OR ITS SUPPLIERS’ NEGLIGENCE. EXCEPT FOR FEES OWED TO COVAD, PREPAID FUNDS OF THE TRIAL AGREEMENT TO BE REFUNDED OR APPLIED TO EARTHLINK BILLS PURSUANT TO SECTIONS 2.2 OR 6.2 OR A VIOLATION OF THE OBLIGATIONS OF SECTIONS 2.6, 3, 5.2.2, OR 11 OF THIS AGREEMENT, EACH PARTY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER RELATED TO A CLAIM ARISING UNDER THIS AGREEMENT, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, WILL BE LIMITED TO THE GREATER OF (A) THE TOTAL AMOUNT PAID BY EARTHLINK TO COVAD FOR THE SERVICES GIVING RISE TO SUCH CLAIM IN THE TWELVE (12) MONTHS PRIOR TO THE OCCURRENCE OF SUCH CLAIM, OR (B) FIVE MILLION DOLLARS ($5,000,000.00). NOTWITHSTANDING ANYTHING IN THIS SECTION TO THE CONTRARY, THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY TO ANY PARTY’S OBLIGATIONS OR LIABILITIES OWED TO THE OTHER PARTY OR ITS SUPPLIERS UNDER SECTION 3, 7.4, OR 11 OF THIS AGREEMENT. EarthLink shall include in its agreement with its End Users a provision specifically limiting its suppliers’ liability, including provisions similar to those contained in this Agreement regarding the limitation of liability for the XGDSL Services and products. Such provision will also make EarthLink’s suppliers a third-party beneficiary to such limitations of liability.
8.	PRESS RELEASE/PUBLICITY/PROMOTIONAL MATERIALS.
8.1	Announcements. Neither Party shall make a public announcement about this Agreement or the Parties’ discussions without the written consent of the other Party, except if required or reasonably necessary to avoid liability pursuant to the rules, orders, regulations, subpoenas, directives, or requirement of a government, court, or other governmental agency, or by operation of law, or pursuant to a legal dispute between the Parties provided that the announcing Party will notify the other Party to this Agreement prior to such announcement. Upon a mutually agreeable date, EarthLink and Covad will issue a joint press release announcing the signing of this Agreement. Neither Party shall use the other Party’s name or any language, pictures or symbols which could imply the other Party’s identity in any (a) written or oral advertising presentation or communication, or (b) brochure, newsletter, book or other written material of whatever nature, without the other Party’s prior written consent. Each Party will submit to the other Party, for its prior written approval, any marketing, advertising, and all other promotional materials related to the transactions contemplated hereunder except to the extent that such materials include language that has been pre-approved by such other Party. Each Party shall use all commercially reasonable efforts to give the other Party not less than five (5) business days opportunity to review before the anticipated release of such materials. Nothing in this Agreement shall restrict EarthLink’s ability to make statements regarding the features and capabilities or other aspects of the EarthLink Service that uses the XGDSL Service without the consent of Covad or Covad’s ability to make statements regarding features and capabilities or other aspects of the Covad XGDSL Service without the consent of EarthLink.
9.	PHASE II AREA FINANCING AND BUILD OUT.
9.1	Phase II Build Out.
9.1.1 Unless (i) Covad shall have declined to proceed with the EarthLink Phase II Financing pursuant to Section 9.2.4, or (ii) Covad shall have notified EarthLink that it has elected to secure the Phase II Alternative Financing (as defined below) pursuant to Section 9.2.4, Covad shall commence the build out and deployment of equipment required to provide XGDSL Service in the Phase II Areas specified in Exhibit 2 immediately after the date that Covad receives the EarthLink Phase II Financing and shall complete construction in accordance with Exhibit 2. The first day after receipt of the EarthLink Phase II Financing shall be the “EarthLink Phase II Build Out Start Date.” If Covad notifies EarthLink that, per Covad’s rights under Section 9.2.4 below, Covad does not plan to proceed with the EarthLink Phase II Financing then EarthLink shall have the right to exercise its rights described in Section 9.2.4 below.
9.1.2 [Reserved].
9.1.3 Covad shall meet all Phase II Milestones as specified in Exhibit 2.
9.1.4 Should Covad secure, receive and accept the Phase II Alternative Financing (as defined in Section 9.2 below) prior to completion of the Phase I Area Milestones, Covad may deploy or build out XGDSL Service in the Phase II Areas unless such deployment or build out would materially interfere with, slow, or impair Covad’s ability to meet the Phase I Milestone Schedule.
9.2	EarthLink Phase II Financing. Subject to the provisions of this Section 9.2, Covad and EarthLink hereby agree that as a pre-condition to Covad’s obligation to commence the Phase II Build Out EarthLink must offer to provide Covad with the EarthLink Phase II Financing as described in the recitals and in Exhibit 2. The EarthLink Phase II Financing shall consist of a mixture of equity and convertible debt securities in the same pro rata proportions as the Phase I Financing (i.e., twenty percent (20%) common stock and eighty percent (80%) convertible debt).
9.2.1	If Covad accepts the EarthLink Phase II Financing, the Parties shall execute agreements substantially in the form as the Phase I Financing Agreements, except that the material economic terms shall be set as of the time of the EarthLink Phase II Financing. The EarthLink Phase II Financing terms shall be determined as follows: (i) the price per share of the common stock financing component shall be determined by dividing (a) the aggregate value of common stock to be acquired by (b) 105% of the arithmetic average of the daily volume weighted average prices (“Daily Prices”) quoted on the American Stock Exchange (or such other national securities exchange or automated quotation system in the United States on which Covad’s common stock is listed or quoted or admitted to trading) (“AMEX”) for each of the ten (10) trading days immediately prior to the Phase II EarthLink Financing Date; (ii) the conversion price for the convertible debt financing component shall be 120% of the Daily Prices for Covad’s common stock as reported by AMEX for each of the ten (10) trading days immediately prior to the Phase II EarthLink Financing Date; and (iii) the interest rate and other terms for the convertible debt financing will be on the same terms as the Phase I Note including, among others, the 12% Payment in Kind (PIK) with a five (5) year maturity and a security interest on all equipment purchased from the EarthLink Phase II Financing.

9.2.2	Notwithstanding anything to the contrary in this Agreement, (1) EarthLink shall have no obligation to provide Covad the EarthLink Phase II Financing, and (2) the commencement of the EarthLink Phase II Financing shall be subject to the receipt of any requisite governmental, stock exchange, and stockholder consents and waivers. If Covad does not reject the EarthLink Phase II Financing under Section 9.2.4 below, then Covad will recommend proceeding with EarthLink Phase II Financing (or Phase II Alternative Financing and Phase II Remainder Financing, as applicable) to Covad’s shareholders.

9.2.3	Consistent with the terms of the Financing Agreements, EarthLink may initiate the EarthLink Phase II Financing by written notice of its intention to proffer up the EarthLink Phase II Financing to Covad (the “Phase II Notice”). The date that Covad receives EarthLink’s Phase II Notice is the Phase II Notice Date. In order for EarthLink to initiate the EarthLink Phase II Financing and provide a Phase II Notice to Covad, EarthLink must meet all of the Phase II Conditions, as such term is defined in Exhibit 2.

9.2.4	Within sixty (60) days after the Phase II Notice Date, the Parties shall exchange said funding and convertible note (“Phase II EarthLink Financing Date”), unless: (i) Covad notifies EarthLink in writing within thirty (30) days of the Phase II Notice Date that it plans to obtain the necessary financing for build out and deployment of the XGDSL equipment in all of the Phase II Areas from an alternative source or mechanism or from a third party (“Phase II Alternative Financing”), which notice shall include a detailed and accurate summary of all material terms of such financing (“Phase II Alternative Financing Notice”); or (ii) Covad notifies EarthLink in writing within thirty (30) days of the Phase II Notice Date that it does not wish to proceed with the build out of the Phase II Areas. In the event that Covad notifies EarthLink that it does not wish to proceed with the build out of the Phase II Areas in accordance with (ii) above, then within 30 days thereafter, EarthLink may elect to have the remaining principal of its Phase I Note amortized as described in Section 1(d) of the Phase I Note. Covad may choose Phase II Alternative Financing only if such financing contemplates and provides for the build out and deployment of the XGDSL equipment covering at least seventy-five percent (75%) of the COs in the Phase II Areas agreed upon by the Parties in accordance with Exhibit 2 hereto, and on a time frame that is at least as expeditious as that set forth in the Milestones of

Exhibit 2 of this Agreement and Section 9.1 above. The Phase II Alternative Financing shall close and be funded within thirty (30) days of the expiration of the right of first refusal period set forth in Section 9.2.6. Covad shall commence the planning, build out and deployment of equipment required to provide XGDSL Service in the COs to be built with the Phase II Alternative Financing immediately after receiving the Phase II Alternative Financing and shall complete construction in accordance with Exhibit 2. The first day after receipt of the Phase II Alternative Financing shall be the “Alternative Financing Phase II Build Out Start Date.”

9.2.5	If Covad chooses Phase II Alternative Financing (described in Section 9.2.4 above) covering at least seventy-five percent (75%) of the COs in the Phase II Areas agreed upon by the Parties in accordance with Exhibit 2 but less than all of such COs, EarthLink and Covad shall enter into an agreement for EarthLink to finance Covad’s build out and deployment of the XGDSL equipment covering all of the COs in the Phase II Metropolitan Areas (subject to Section 9.1.2 above) that are not to be financed with the Phase II Alternative Financing (“Phase II Remainder Financing”). The Phase II Remainder Financing shall consist of a mixture of equity and convertible debt securities in the same pro rata proportions as the Phase I Financing (i.e., twenty percent (20%) common stock and eighty percent (80%) convertible debt). The dollar amount of EarthLink’s Phase II Remainder Financing shall be set by the proportion of $43.6 Million that reflects the number of COs covered by the Phase II Remainder Financing in relation to the total number of COs in the Phase II Metropolitan Area (subject to Section 9.1.2 above) as described in Exhibit 2 of this Agreement. With respect to the Phase II Remainder Financing, the Parties shall execute agreements substantially in the form as the Phase I Financing Agreements, except that the material economic terms of the financing, including, without limitation, the purchase price of common stock, and the conversion price and coupon of convertible debt, shall be set based upon the terms of the Phase II Alternative Financing. The Parties shall execute the Phase II Remainder Financing and shall exchange said funding and convertible note within sixty (60) days after the date that EarthLink receives the Phase II Alternative Financing Notice. Covad shall commence the planning, build out and deployment of equipment required to provide XGDSL Service in the COs to be built with the Phase II Remainder Financing immediately after receiving the Phase II Remainder Financing and shall complete construction in accordance with Exhibit 2. The first day after receipt of the Phase II Remainder Financing shall be the “Remainder Financing Phase II Build Out Start Date.”

9.2.6	For a period of thirty (30) days after EarthLink receives Covad’s written notice of Phase II Alternative Financing, Covad grants EarthLink a right of first refusal to proffer to Covad the financing of the Phase II Areas, and to receive consideration for such financing, on substantially the same terms and conditions as those of the Phase II Alternative Financing, as described in Covad’s written notice.

9.3	Non-Phase II Right of First Refusal. If (i) Covad declines to undertake the build out of the Phase II Areas pursuant to Section 9.2.4, and thereafter wishes to accept an offer of project financing from a strategic partner or partners prior to the ROFR Expiration Date (as defined below) that will be used for the initial build out of more than two hundred and fifty (250) Covad COs to provide XGDSL Services or (ii) Covad notifies EarthLink in writing that it plans to obtain the necessary financing for build out and deployment required to provide XGDSL Service in all or a portion of the Phase II Areas from an alternative source or mechanism or from a third party other than pursuant to Section 9.2.4, then Covad shall promptly notify EarthLink of such offer and such notice shall include a detailed and accurate summary of all material terms of such financing (“XGDSL Financing”). For the avoidance of doubt, the foregoing restriction shall not apply to any general corporate financial market transaction or financing provided by financial institutions. The “ROFR Expiration Date” is the date that is eighteen (18) months after Covad provides notice to EarthLink that it is declining to undertake the build out of the Phase II Areas pursuant to Section 9.2.4 above.

For a period of thirty (30) days after EarthLink receives Covad’s written notice of XGDSL Financing, Covad grants EarthLink a right of first refusal to proffer to Covad the financing of such equipment, and to receive consideration for such financing, on substantially the same terms and conditions as those of the XGDSL Financing, as described in Covad’s written notice. If EarthLink elects to proffer such financing during such thirty (30) day period, then prior to issuance of such financing the Parties shall execute agreements containing the material terms of the XGDSL Financing and other terms and conditions that are mutually agreed upon by the Parties.
10.	ABUSE AND ACCEPTABLE USE POLICY.

As each Party has an Acceptable Use Policy that is materially consistent with the other Party, EarthLink and Covad agree that they will work together to protect against abuse and spamming by End Users and that it is not necessary to post or link to the other Party’s policy. Prior to terminating the XGDSL Service of any EarthLink End User for an abusive act, Covad will use commercially reasonable efforts to provide notice of the problem to EarthLink and allow EarthLink a first right to take appropriate remedial action.

Parties agree to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the XGDSL Services. Upon expiration, cancellation or termination of the Agreement, EarthLink agrees to relinquish any IP addresses or address blocks assigned to EarthLink by Covad or by any of Covad’s network service suppliers.

11.	CONFIDENTIALITY/NON-DISCLOSURE.
11.1	In the performance of this Agreement, each Party may disclose to the other Party certain Proprietary Information. For the purposes of this Agreement, (i) “Proprietary Information” means Trade Secrets and Confidential Information, whether of EarthLink, Covad or of a third party which has provided such information to either EarthLink or Covad and includes the specific terms of this

Agreement; (ii) “Trade Secrets” means trade secrets as defined under New York law, as amended from time to time; (iii) “Confidential Information” means information that is of value to its owner and is treated as confidential other than Trade Secrets; (iv) “Discloser” means the Party that is providing Proprietary Information to the other Party to this Agreement; and (v) “Recipient” means the Party that is receiving Proprietary Information from the other Party to this Agreement.

11.2	Recipient acknowledges and agrees that Proprietary Information provided by Discloser shall remain the sole and exclusive property of Discloser or a third party providing such information to Discloser. Recipient shall not disclose or use, directly or indirectly, by any means, or for any purpose the Proprietary Information provided by Discloser (or assist in any of the foregoing) except as expressly provided for in this Agreement. The disclosure of such Proprietary Information to Recipient does not confer upon Recipient any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement. Subject to the terms set forth herein, Recipient shall protect the Proprietary Information provided by Discloser with the same degree of protection and care Recipient uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information continues to be a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for the Term and for a period of three (3) years thereafter.

11.3	Nothing in this Section shall prohibit or limit Recipient’s disclosure or use of information if Recipient proves (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by Recipient; (iii) such information was in Recipient’s possession prior to the time of disclosure by Discloser and was not acquired directly or indirectly from Discloser; or (iv) the information becomes available to Recipient from a third party which is not legally prohibited from disclosing such information. If the Recipient is required to disclose Proprietary Information by a governmental agency or by operation of law, then Recipient shall first use reasonable efforts to notify Discloser prior to disclosure in order to give Discloser an opportunity to seek an appropriate protective order and/or waive compliance with the terms of this Agreement and shall disclose only that part of the Proprietary Information which Recipient is required to disclose.
12.	NOTICE.

Communication. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of EarthLink, such notice will be provided to both the Vice President for Operations, Steven Dean (fax no. 404-283-1056) and the General Counsel of EarthLink (fax no. 404-892-7616), each at the address of EarthLink set forth in the first paragraph of this Agreement. In the case of Covad, such notice will be provided to the Chief Executive Officer and to the General Counsel for Covad (fax no. 408-952-7539). The notice address shall be the address for Covad set forth in the first paragraph of this Agreement.
        IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed and delivered by its duly authorized representative as of the day and year first set forth above.

Covad Communications Company	EarthLink, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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